     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998
                                                              FILE NO. 333-XXXXX
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          LINCOLN BENEFIT LIFE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

           NEBRASKA                          6300                  470221457
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                 206 SOUTH 13TH STREET LINCOLN, NEBRASKA 68508
                                 1-800-865-5237
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN MORRIS
                          LINCOLN BENEFIT LIFE COMPANY
                             206 SOUTH 13TH STREET
                            LINCOLN, NEBRASKA 68508
                                 1-800-865-5237

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    COPY TO:
                              JOAN E. BOROS, ESQ.
                          Jorden Burt Boros Cicchetti
                             Berenson & Johnson LLP
                       1025 Thomas Jefferson Street N.W.
                                 Suite 400 East
                          Washington, D.C. 20007-0805
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED            UNIT               PRICE          REGISTRATION FEE
Market Value Adjusted Interest under
 Individual Flexible Premium Deferred
 Variable Annuity Contracts..........          *                   *             $25,000,000.00        $7,375.00

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit is not applicable in that these contracts are not issued in predetermined amounts or units.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(b)

FORM S-1 ITEM NO. AND CAPTION                                                     CAPTION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
             Front Cover Page of Prospectus.....................  Facing Page and Outside Front Cover Page of
                                                                    Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Table of Contents

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Questions and Answers about Your Contract; Not
                                                                    Applicable as to Ratio of Earnings to Fixed Charges

       4.  Use of Proceeds......................................  Allocation of Purchase Payments; The Investment and
                                                                    Fixed Account Options; Lincoln Benefit Life
                                                                    Company; Investments by Lincoln Benefit;

       5.  Determination of Offering Price......................  Not Applicable

       6.  Dilution.............................................  Not Applicable

       7.  Selling Security Holders.............................  Not Applicable

       8.  Plan of Distribution.................................  Distribution of Contracts

       9.  Description of Securities to be Registered...........  Questions and Answers about your Contract;
                                                                    Description of the Contracts; Annuity Benefits;
                                                                    Other Contract Benefits; Contract Charges

      10.  Interests of Named Experts and Counsel...............  Experts; Legal Matters

      11.  Information with respect to Registrant...............  Taxes; Description of Lincoln Benefit Life Company
                                                                    and the Separate Account; Legal Proceedings;
                                                                    Financial Statements

      12.  Disclosure of Commission Position on Indemnification
             for Securities Act Liability.......................  Part II, Item 17.

                                FLEXIBLE PREMIUM
                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS
                                   ISSUED BY
                          LINCOLN BENEFIT LIFE COMPANY
                               IN CONNECTION WITH
                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
           STREET ADDRESS: 206 SOUTH 13TH ST., LINCOLN, NE 68508-1993
            MAILING ADDRESS: P. O. BOX 82532, LINCOLN, NE 68501-2532
                        TELEPHONE NUMBER: 1-800-865-5237

This prospectus describes a Flexible Premium Individual Deferred Variable Annuity Contract ("Contract") offered by Lincoln Benefit Life Company ("we" or "Lincoln Benefit"). Lincoln Benefit is owned by Allstate Life Insurance Company. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers thirty-seven investment options, each of which is a subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

JANUS ASPEN SERIES: Flexible Income Portfolio, Balanced Portfolio, Growth Portfolio, Aggressive Growth Portfolio, Worldwide Growth Portfolio

FEDERATED INSURANCE MANAGEMENT SERIES: Utility Fund II, Fund for U.S. Government Securities II, High Income Bond Fund II

FIDELITY VARIABLE INSURANCE PRODUCTS FUND: Money Market Portfolio, Equity-Income Portfolio, Growth Portfolio, Overseas Portfolio

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II: Asset Manager Portfolio, Contrafund Portfolio, Index 500 Portfolio

THE ALGER AMERICAN FUND: Income and Growth Portfolio, Small Capitalization Portfolio, Growth Portfolio, MidCap Growth Portfolio, Leveraged AllCap Portfolio

SCUDDER VARIABLE LIFE INVESTMENT FUND: Bond Portfolio, Balanced Portfolio, Growth and Income Portfolio, Global Discovery Portfolio, International Portfolio

STRONG VARIABLE INSURANCE FUNDS, INC.: Discovery Fund II, Growth Fund II


STRONG OPPORTUNITY FUND II, INC.: Opportunity Fund II


T. ROWE PRICE INTERNATIONAL SERIES, INC.: International Stock Portfolio

T. ROWE PRICE EQUITY SERIES, INC.: New America Growth Portfolio, Mid-Cap Growth Portfolio, Equity Income Portfolio

MFS VARIABLE INSURANCE TRUST: Growth with Income Series, Research Series, Emerging Growth Series, Total Return Series, New Discovery Series

We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Subaccounts, or periodic income payments.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.


We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated July 23, 1998. The information in the Statement of Additional Information is incorporated by reference in this


                                                        (continued on next page)

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THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS JULY 23, 1998.

prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 43 of this prospectus.


At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements begin on page F-1 of this prospectus. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                               TABLE OF CONTENTS


DEFINITIONS......................................................     5

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT........................     6

FEE TABLES.......................................................    10

EXAMPLES.........................................................    12

EXPLANATION OF FEE TABLES AND EXAMPLES...........................    13

CONDENSED FINANCIAL INFORMATION..................................    13

DESCRIPTION OF THE CONTRACTS.....................................    14
Summary..........................................................    14
Contract Owner...................................................    14
Annuitant........................................................    14
Modification of the Contract.....................................    14
Assignment.......................................................    14
Free Look Period.................................................    14

PURCHASES AND CONTRACT VALUE.....................................    14
Minimum Purchase Payment.........................................    14
Automatic Payment Plan...........................................    14
Allocation of Purchase Payments..................................    14
Contract Value...................................................    15
Separate Account Accumulation Unit Value.........................    15
Transfer During Accumulation Period..............................    15
Transfers Authorized by Telephone................................    16
Automatic Dollar Cost Averaging Program..........................    16
Portfolio Rebalancing............................................    16

THE INVESTMENT AND FIXED ACCOUNT OPTIONS.........................    17
Separate Account Investments.....................................    17
The Portfolios...................................................    17
Voting Rights....................................................    20
Additions, Deletions, and Substitutions of Securities............    21
The Fixed Account................................................    21
General..........................................................    21
Guaranteed Maturity Fixed Account Option.........................    21
Market Value Adjustment..........................................    22
Dollar Cost Averaging Fixed Account Option.......................    23

ANNUITY BENEFITS.................................................    23
Annuity Date.....................................................    23
Annuity Options..................................................    23
Other Options....................................................    24
Annuity Payments: General........................................    24
Variable Annuity Payments........................................    24
Fixed Annuity Payments...........................................    25
Transfers During Annuity Period..................................    25
Death Benefit During Annuity Period..............................    25
Certain Employee Benefit Plans...................................    25

OTHER CONTRACT BENEFITS..........................................    25
Death Benefit....................................................    25
Enhanced Death Benefit Rider.....................................    26
Enhanced Death and Income Benefit Rider..........................    27
Beneficiary......................................................    27
Contract Loans for 401(a), 401(k), and 403(b) Contracts..........    27
Withdrawals (Redemptions)........................................    28
Substantially Equal Periodic Payments............................    29
Systematic Withdrawal Program....................................    30
ERISA Plans......................................................    30
Minimum Contract Value...........................................    30

CONTRACT CHARGES.................................................    30
Mortality and Expense Risk Charge................................    30
Administrative Charges...........................................    31
Contract Maintenance Charge......................................    31
Administrative Expense Charge....................................    31
Transfer Fee.....................................................    31
Sales Charges....................................................    31
Withdrawal Charge................................................    31
Free Withdrawal..................................................    32
Waiver Benefits..................................................    32
General..........................................................    32
Confinement Waiver Benefit.......................................    32
Terminal Illness Waiver Benefit..................................    32
Unemployment Waiver Benefit......................................    32
Waiver of Withdrawal Charge for Certain Qualified Plan
 Withdrawals.....................................................    32
Premium Taxes....................................................    33
Deduction for Separate Account Income Taxes......................    33
Other Expenses...................................................    33

TAXES............................................................    33
General..........................................................    33
Withholding Tax on Distributions.................................    34
Tax Treatment of Assignments.....................................    34
Tax Treatment of Withdrawals.....................................    35
Qualified Plans..................................................    35
Non-Qualified Plans..............................................    35

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE
ACCOUNT..........................................................    35
Lincoln Benefit Life Company.....................................    35
Financial Statements of Lincoln Benefit..........................    36
Selected Financial Data..........................................    36
Investments by Lincoln Benefit...................................    36
Management's Discussion and Analysis of Financial Condition and
 Results of Operation............................................    37
Management's Discussion and Analysis of Financial Condition and
 Results of Operation--First Quarter 1998........................    40
Competition......................................................    41

Employees........................................................    41
Properties.......................................................    41
Executive Officers and Directors of Lincoln Benefit..............    41
Executive Compensation...........................................    43
State Regulation of Lincoln Benefit..............................    44
Separate Account.................................................    44

ADMINISTRATION...................................................    44

MARKET TIMING AND ASSET ALLOCATION SERVICES......................    44

DISTRIBUTION OF CONTRACTS........................................    44

LEGAL PROCEEDINGS................................................    45

LEGAL MATTERS....................................................    45

EXPERTS..........................................................    45

REGISTRATION STATEMENT...........................................    45

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.........   S-1

FINANCIAL STATEMENTS.............................................   F-1

APPENDIX A--PORTFOLIOS AND PERFORMANCE DATA......................   A-1
APPENDIX B--EXAMPLES OF MARKET VALUE ADJUSTMENTS.................   B-1


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The natural person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU") - The person(s) having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your interests in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying mutual funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

                             QUESTIONS AND ANSWERS
                              ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of a mutual fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:
-  a life annuity with payments guaranteed for five to twenty years;

- a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

-  fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. We will not issue a Contract to you if either you or the Annuitant is age 90 or older before we receive your application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

            Fund                       Portfolio(s)
-----------------------------  -----------------------------
------------------------------------------------------------

Janus Aspen Series             Flexible Income Portfolio
                               Balanced Portfolio
                               Growth Portfolio
                               Aggressive Growth Portfolio
                               Worldwide Growth Portfolio
------------------------------------------------------------
Federated Insurance            Utility Fund II
Management Series              Fund for U.S. Government
                               Securities II
                               High Income Bond Fund II
------------------------------------------------------------
Fidelity Variable Insurance    Money Market Portfolio
Products Fund                  Equity-Income Portfolio
                               Growth Portfolio
                               Overseas Portfolio
------------------------------------------------------------
Fidelity Variable Insurance    Asset Manager Portfolio
Products Fund II               Contrafund Portfolio
                               Index 500 Portfolio
------------------------------------------------------------

            Fund                       Portfolio(s)
-----------------------------  -----------------------------
------------------------------------------------------------
The Alger American Fund        Income and Growth Portfolio
                               Small Capitalization
                               Portfolio
                               Growth Portfolio
                               MidCap Growth Portfolio
                               Leveraged AllCap Portfolio
------------------------------------------------------------
Scudder Variable Life          Bond Portfolio
Investment Fund                Balanced Portfolio
                               Growth and Income Portfolio
                               Global Discovery Portfolio
                               International Portfolio
------------------------------------------------------------
Strong Variable Insurance      Discovery Fund II
Funds, Inc.                    Growth Fund II
------------------------------------------------------------
Strong Opportunity Fund II,    Opportunity Fund II
Inc.
------------------------------------------------------------
T. Rowe Price International    International Stock Portfolio
Series, Inc.
------------------------------------------------------------
T. Rowe Price Equity Series,   New America Growth Portfolio
Inc.                           Mid-Cap Growth Portfolio
                               Equity Income Portfolio
------------------------------------------------------------
MFS Variable Insurance Trust   Growth with Income Series
                               Research Series
                               Emerging Growth Series
                               Total Return Series
                               New Discovery Series
------------------------------------------------------------


Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions: (1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6); (2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts; (3) when you allocate part of your interest in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period; (4) when you annuitize your Contract; and (5) when we pay a death benefit. We will not apply a Market Value Adjustment to a transaction to the extent that: (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; (2) it is part of a dollar cost averaging program; or (3) it is necessary to meet IRS minimum withdrawal requirements. We determine the amount of a Market Value Adjustment using a formula that takes into consideration: (1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and (2) how many years are left until the end of the Guarantee Period. As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.


TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.


WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the accumulation period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge. In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; (2) become unemployed; or (3) are diagnosed with a terminal illness. These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. In addition, withdrawals may trigger tax liabilities and penalties. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 3, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Each year, free of Withdrawal Charge or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

    (a) the greater of:

        - earnings not previously withdrawn; or

        - 15% of your total Purchase Payments made in the most recent seven years; plus

    (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

The Withdrawal Charge will vary depending on the year the Purchase Payment(s) and withdrawals are made.

CONTRIBUTION  APPLICABLE
    YEAR        CHARGE
------------  ----------
    1-2           7%
    3-4           6%
     5            5%
     6            4%
     7            3%
     8+           0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.


PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.


OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. The taxable portion of a withdrawal or distribution is taxed as ordinary income.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a natural person. To obtain payment of the Death Benefit, the Beneficiary must submit to us written proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

(1) your total Purchase Payments reduced proportionately for any prior partial withdrawals;

(2) your Contract Value;

(3) the amount you would have received by surrendering your Contract; or

(4) your Contract Value on each Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer two optional enhanced death benefit riders, which are described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.


TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.


You may also use our automatic dollar cost averaging or portfolio rebalancing programs. You may not use both programs at the same time.

Under the dollar cost averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing to up to eight options, including other Subaccounts or the Fixed Account. Transfers may be made monthly, quarterly, or annually. You do not pay a Market Value Adjustment on transfers that are part of a dollar cost averaging program.

Under the portfolio rebalancing program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

FREE-LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, Nebraska 68501-2532, or call us at (800) 865-5237.

FEE TABLES

CONTRACT OWNER TRANSACTION EXPENSES

Contingent Deferred Sales Charge -- Withdrawal Charge
(as a percentage of Purchase Payments)

CONTRIBUTION  APPLICABLE  CONTRIBUTION  APPLICABLE
    YEAR        CHARGE        YEAR        CHARGE
------------  ----------  ------------  ----------
    1-2           7%           6            4%
    3-4           6%           7            3%
     5            5%           8+           0

ANNUAL CONTRACT MAINTENANCE CHARGE...........................................  $   35.00
TRANSFER FEE (Applies solely to the second and
 subsequent transfers within a calendar month.
 We are currently waiving the transfer fee)..................................  $   10.00
SEPARATE ACCOUNT EXPENSES (AS A PERCENTAGE OF
 DAILY NET ASSET VALUE DEDUCTED FROM EACH OF THE
 SUBACCOUNTS OF THE SEPARATE ACCOUNT)
        Mortality and Expense Risk Charge*...................................      1.15%
        Administrative Expense Charge........................................      0.10%
                                                                               ---------
        Total Separate Account Annual Expenses...............................      1.25%

------------------------
* If you select the Enhanced Death Benefit Rider, the Mortality and Expense Risk Charge will be equal to 1.35% of your Contract's average daily net assets in the Separate Account. If you select the Enhanced Death and Income Benefit Rider, the Mortality and Expense Risk Charge will be equal to 1.55% of your Contract's average daily net assets in the Separate Account.

                       PORTFOLIO COMPANY ANNUAL EXPENSES
               (AS A PERCENTAGE OF PORTFOLIO AVERAGE NET ASSETS)

                                                                              AGGRESSIVE        WORLDWIDE
JANUS ASPEN SERIES                        FLEXIBLE INCOME    BALANCED(1)       GROWTH(1)        GROWTH(1)        GROWTH(1)
                                          ---------------  ---------------  ---------------  ---------------  ---------------
Management (after fee waivers or
reductions):                                     0.65%            0.76%            0.73%            0.66%            0.65%
Other (after fee waivers or reductions):         0.10%            0.07%            0.03%            0.08%            0.05%
Total (after fee waivers or reductions):         0.75%            0.83%            0.76%            0.74%            0.70%


                                                           U.S. GOVERNMENT
                                                             SECURITIES       HIGH INCOME
FEDERATED INSURANCE MANAGEMENT SERIES      UTILITY II(2)        II(2)         BOND II(2)
                                          ---------------  ---------------  ---------------
Management (after fee waiver or expense
reimbursement):                                  0.48%            0.15%            0.51%
Other (after fee waiver or expense
reimbursement):                                  0.37%            0.65%            0.29%
Total (after fee waiver or expense
reimbursement):                                  0.85%            0.80%            0.80%

FIDELITY VARIABLE INSURANCE PRODUCTS           MONEY           EQUITY-
FUND                                          MARKET          INCOME(3)        GROWTH(3)       OVERSEAS(3)
                                          ---------------  ---------------  ---------------  ---------------
Management:                                      0.21%            0.50%            0.60%            0.75%
Other:                                           0.10%            0.08%            0.09%            0.17%
Total:                                           0.31%            0.58%            0.69%            0.92%

FIDELITY VARIABLE INSURANCE PRODUCTS           ASSET
FUND II                                     MANAGER(3)      CONTRAFUND(3)      INDEX 500
                                          ---------------  ---------------  ---------------
Management:                                      0.55%            0.60%            0.24%
Other:                                           0.10%            0.11%            0.04%
Total:                                           0.65%            0.71%            0.28%

                                            INCOME AND          SMALL                                            LEVERAGED
THE ALGER AMERICAN FUND                       GROWTH       CAPITALIZATION       GROWTH        MIDCAP GROWTH      ALLCAP(4)
                                          ---------------  ---------------  ---------------  ---------------  ---------------
Management:                                     0.625%            0.85%            0.75%            0.80%            0.85%
Other:                                          0.115%            0.04%            0.04%            0.04%            0.15%
Total:                                          0.740%            0.89%            0.79%            0.84%            1.00%


                                                                              GROWTH AND         GLOBAL
SCUDDER VARIABLE LIFE INVESTMENT FUND          BOND           BALANCED          INCOME          DISCOVERY      INTERNATIONAL
                                          ---------------  ---------------  ---------------  ---------------  ---------------
Management:                                      0.48%            0.48%            0.48%            0.67%            0.83%
Other:                                           0.14%            0.09%            0.10%            0.83%            0.17%
Total:                                           0.62%            0.57%            0.58%            1.50%            1.00%

STRONG VARIABLE INSURANCE FUNDS, INC.      DISCOVERY II       GROWTH II
                                          ---------------  ---------------
Management:                                      1.00%            1.00%
Other:                                           0.18%            0.20%
Total:                                           1.18%            1.20%

STRONG OPPORTUNITY FUND II, INC.          OPPORTUNITY II
                                          ---------------
Management:                                      1.00%
Other:                                           0.15%
Total:                                           1.15%

                                           INTERNATIONAL
T. ROWE PRICE INTERNATIONAL SERIES, INC.       STOCK
                                          ---------------
Management:                                      1.05%
Other:                                           0.00%
Total:                                           1.05%

                                            NEW AMERICA
T. ROWE PRICE EQUITY SERIES, INC.             GROWTH       MID-CAP GROWTH    EQUITY INCOME
                                          ---------------  ---------------  ---------------
Management:                                      0.85%            0.85%            0.85%
Other:                                           0.00%            0.00%            0.00%
Total:                                           0.85%            0.85%            0.85%

                                            GROWTH WITH                                                             NEW
MFS VARIABLE INSURANCE TRUST(5)              INCOME(6)        RESEARCH      EMERGING GROWTH  TOTAL RETURN(6)   DISCOVERY(6)
                                          ---------------  ---------------  ---------------  ---------------  ---------------
Management:                                      0.75%            0.75%            0.75%            0.75%            0.90%
Other (after expense limitation):                0.25%            0.13%            0.12%            0.25%            0.25%
Total (after expense limitation):                1.00%            0.88%            0.87%            1.00%            1.15%


--------------------------

(1) Other expenses are based on the gross expenses of the Portfolios before expense offset arrangements for the fiscal year ended December 31, 1997. The information for Growth, Aggressive Growth, Worldwide Growth and Balanced Portfolios is net of fee reductions from Janus Capital. Without such reductions, the Management Fee, Other Expenses and Total Operating Expenses for the Portfolios would have been 0.74%, 0.04% and 0.78% for Growth Portfolio; 0.74%, 0.04%, and 0.78% for Aggressive Growth Portfolio; 0.72%, 0.09%, and 0.81% for Worldwide Growth Portfolio, and 0.77%, 0.06%, and 0.83% for Balanced Portfolio, respectively. Janus Capital may modify or terminate the fee reductions at any time upon at least 90 days' notice to the Portfolios' Trustees.


(2) The expense figures shown reflect the voluntary waiver of all or a portion of the Management Fee. The maximum Management Fees for the indicated Portfolios and the Total Portfolio Expenses absent the voluntary waiver are as follows: 0.75% and 1.12%, respectively, for the Utility Fund II; 0.06% and 1.25%, respectively, for the U.S. Government Securities II; and 0.60% and 0.89%, respectively, for the High Income Bond Fund II. The expense figures for U.S. Government Securities II are also net of expense reimbursements from the investment adviser.


(3) A portion of the brokerage commissions the Portfolio paid was used to reduce its expenses. Including this reduction, total operating expenses would have been for Equity Income -- 0.57%, for Growth -- 0.67%, for Overseas -- 0.90%, for Asset Manager -- 0.64%, and for Contrafund -- 0.68%.


(4) Included in the Other Expenses of this Portfolio is 0.04% of interest expense.


(5) Each Portfolio has an expense offset arrangement which reduces the Portfolio's custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent, and may enter into other such arrangements and directed brokerage arrangements (which would also have the effect of reducing the Portfolio's expenses). Any such fee reductions are not reflected under "Other Expenses".

(6) The Adviser has agreed to bear expenses for these Portfolios, subject to reimbursement by these Portfolios, such that each such Portfolio's "Other Expenses" shall not exceed 0.25% of the average daily net assets of the Portfolio during the current fiscal year. Otherwise, "Other Expenses" and "Total Expenses" for each such Portfolio would be:



                                           "OTHER EXPENSES"    "TOTAL EXPENSES"
                                            WITHOUT EXPENSE     WITHOUT EXPENSE
               PORTFOLIO                      LIMITATIONS         LIMITATIONS
----------------------------------------  -------------------  -----------------
Growth With Income......................           0.35%               1.10%
Total Return............................           0.27%               1.02%
New Discovery (estimate)................           0.47%               1.37%


EXAMPLES

IF YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.

             JANUS                                 JANUS       JANUS                   FEDERATED                     FIDELITY
           FLEXIBLE         JANUS       JANUS    AGGRESSIVE  WORLDWIDE   FEDERATED    U.S. GOV'T.   FEDERATED HIGH     MONEY
            INCOME        BALANCED      GROWTH     GROWTH      GROWTH    UTILITY II  SECURITIES II  INCOME BOND II    MARKET
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       87     $       87     $  86     $    87     $    86     $    88     $       87     $        87     $     82
3 years  $      126     $      128     $ 124     $   126     $   126     $   129     $      127     $       127     $    113


                                                                                         ALGER
                                                              FIDELITY                 AMERICAN     ALGER AMERICAN     ALGER
           FIDELITY       FIDELITY     FIDELITY   FIDELITY     ASSET      FIDELITY    INCOME AND        SMALL        AMERICAN
         EQUITY-INCOME     GROWTH      OVERSEAS  CONTRAFUND   MANAGER    INDEX 500      GROWTH      CAPITALIZATION    GROWTH
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       85     $       86     $  88     $    86     $    86     $    82     $       86     $        88     $     87
3 years  $      121     $      124     $ 131     $   125     $   123     $   112     $      126     $       130     $    127

                            ALGER
             ALGER        AMERICAN                            SCUDDER     SCUDDER
           AMERICAN       LEVERAGED    SCUDDER    SCUDDER    GROWTH AND    GLOBAL       SCUDDER         STRONG        STRONG
         MIDCAP GROWTH     ALLCAP        BOND     BALANCED     INCOME    DISCOVERY   INTERNATIONAL   DISCOVERY II    GROWTH II
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       87     $       89     $  85     $    85     $    85     $    94     $       89     $        91     $     91
3 years  $      128     $      133     $ 122     $   121     $   121     $   147     $      133     $       138     $    139

                                       T. ROWE
                                        PRICE     T. ROWE     T. ROWE
            STRONG      T. ROWE PRICE    NEW       PRICE       PRICE     MFS GROWTH
          OPPORTUNITY   INTERNATIONAL  AMERICA    MID-CAP      EQUITY       WITH                     MFS EMERGING    MFS TOTAL
              II            STOCK       GROWTH     GROWTH      INCOME      INCOME    MFS RESEARCH       GROWTH        RETURN
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       90     $       89     $  88     $    88     $    88     $    89     $       88     $        88     $     89
3 years  $      137     $      134     $ 129     $   129     $   129     $   133     $      131     $       130     $    130


           MFS NEW DISCOVERY
           -----------------
1 year         $      90
3 years        $     137

IF YOU ANNUITIZE OR IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.

             JANUS                                 JANUS       JANUS                   FEDERATED                     FIDELITY
           FLEXIBLE         JANUS       JANUS    AGGRESSIVE  WORLDWIDE   FEDERATED    U.S. GOV'T.   FEDERATED HIGH     MONEY
            INCOME        BALANCED      GROWTH     GROWTH      GROWTH    UTILITY II  SECURITIES II  INCOME BOND II    MARKET
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       21     $       22     $  21     $    22     $    21     $    22     $       22     $        22     $     17
3 years  $       66     $       69     $  65     $    67     $    66     $    69     $       68     $        68     $     53


                                                                                         ALGER
                                                              FIDELITY                 AMERICAN     ALGER AMERICAN     ALGER
           FIDELITY       FIDELITY     FIDELITY   FIDELITY     ASSET      FIDELITY    INCOME AND        SMALL        AMERICAN
         EQUITY-INCOME     GROWTH      OVERSEAS  CONTRAFUND   MANAGER    INDEX 500      GROWTH      CAPITALIZATION    GROWTH
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       20     $       21     $  23     $    21     $    20     $    17     $       21     $        23     $     22
3 years  $       61     $       64     $  71     $    65     $    63     $    52     $       66     $        71     $     67

                            ALGER
             ALGER        AMERICAN                            SCUDDER     SCUDDER
           AMERICAN       LEVERAGED    SCUDDER    SCUDDER    GROWTH AND    GLOBAL       SCUDDER         STRONG        STRONG
         MIDCAP GROWTH     ALLCAP        BOND     BALANCED     INCOME    DISCOVERY   INTERNATIONAL   DISCOVERY II    GROWTH II
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       22     $       24     $  20     $    20     $    20     $    29     $       24     $        26     $     22
3 years  $       69     $       74     $  62     $    61     $    61     $    89     $       74     $        79     $     80

                                       T. ROWE
                                        PRICE     T. ROWE     T. ROWE
            STRONG      T. ROWE PRICE    NEW       PRICE       PRICE     MFS GROWTH
          OPPORTUNITY   INTERNATIONAL  AMERICA    MID-CAP      EQUITY       WITH                     MFS EMERGING    MFS TOTAL
              II            STOCK       GROWTH     GROWTH      INCOME      INCOME    MFS RESEARCH       GROWTH        RETURN
         -------------  -------------  --------  ----------  ----------  ----------  -------------  --------------  -----------
1 year   $       25     $       24     $  22     $    22     $    22     $    24     $       23     $        23     $     24
3 years  $       78     $       75     $  69     $    69     $    69     $    74     $       71     $        71     $     74


           MFS NEW DISCOVERY
           -----------------
1 year         $      25
3 years        $      78

* We will not charge a Withdrawal Charge on Annuitization if you select a Payment Option that provides payments over at least five years or over the Annuitant's lifetime.

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. We have included the table and examples shown above to assist you in understanding the costs and expenses that you will bear directly or indirectly by investing in the Separate Account. The table reflects expenses of the Separate Account as well as the Portfolios. For additional information, you should read "Contract Charges," which begins on page 29 below; you should also read the sections relating to expenses of the Portfolios in their prospectuses. The examples do not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

2. The examples assume that you did not make any transfers. We are currently waiving the transfer fee, but in the future, we may decide to charge $10 for the second and each subsequent transfer within a calendar month. Premium taxes are not reflected. Currently, we deduct premium taxes (which range from 0% to 3.5%) from Contract Value upon full surrender, death or annuitization.

3. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, which we calculated by dividing the total amount of contract maintenance charges expected to be collected during a year by the total estimated average net assets of the Subaccounts and the Fixed Account attributable to the Contracts.

4.  The examples reflect any Free Withdrawal Amounts.

NEITHER THE FEE TABLES NOR THE EXAMPLES SHOULD BE CONSIDERED REPRESENTATIONS OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. SIMILARLY, THE ANNUAL RATE OF RETURN OF 5% ASSUMED IN THE EXAMPLE IS NOT AN ESTIMATE OR GUARANTEE OF FUTURE INVESTMENT PERFORMANCE.

                        CONDENSED FINANCIAL INFORMATION

We have included the financial statements of the Separate Account in the Statement of Additional Information. These financial statements do not reflect any assets attributable to the Contracts, because we did not sell the Contracts during the period covered by these financial statements. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.

                          DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. If your Contract was issued under a Qualified Plan, however, the Plan may limit or modify your rights and privileges under the Contract and may limit your right to choose someone else to receive benefits. We will not issue a Contract to a purchaser who has attained age 90, or where the Annuitant has attained age 90.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. You may also designate a Co-Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign a Contract issued under a Non-Qualified Plan that is not subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). If a Contract is issued pursuant to a Qualified Plan or a Non-Qualified Plan that is subject to Title 1 of ERISA, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states,on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

                          PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your interest in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.


We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described on page 26 below. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.


You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. Otherwise, we will make the transfer on the first subsequent day on which we and the NYSE are open.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 22 below. The following types of transfers are not subject to a Market Value Adjustment:

-  transfers within 30 days after the end of the applicable Guarantee Period;
   and

-  transfers that are part of a dollar cost averaging program.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.


We may charge you the transfer fee described on page 31 below, although we currently are waiving it. In addition, we may suspend, modify or terminate the telephone transfer privilege at any time without notice.


We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing to up to eight options, including other Subaccounts or the Guaranteed Maturity Fixed Account Option. The interval between transfers may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. If you elect this program, the first transfer will occur one interval after your Issue Date. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.


Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We do not apply a Market Value Adjustment to transfers made as part of a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.


The theory of dollar cost averaging is that you will purchase greater numbers of units when the unit prices are relatively low rather than when the prices are higher. As a result, when purchases are made at fluctuating prices, the average cost per unit is less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program; nor will it prevent or necessarily reduce losses in a declining market. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. For example, you could specify that 30% of your Contract Value should be in the Balanced Portfolio, 40% in the Growth Portfolio-Janus Aspen Series and 30% in Federated High Income Bond Fund II. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalance made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. No more than eight Subaccounts can be included in a Portfolio Rebalancing program at one time. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                    THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy. Appendix A contains a description of how advertised performance data for the Subaccounts are computed.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

JANUS ASPEN SERIES (investment adviser: Janus Capital Corporation)

FLEXIBLE INCOME PORTFOLIO seeks to maximize total return from a combination of current income and capital appreciation, with an emphasis on current income. This Portfolio invests in all types of income-producing securities. This Portfolio may have substantial holdings of debt securities rated below investment grade. Investments in such securities present special risks; you are urged to carefully read the risk disclosure in the accompanying Prospectus for the Portfolio before allocating amounts to the Janus Flexible Income Subaccount.

BALANCED PORTFOLIO seeks long term growth of capital balanced by current income. This Portfolio normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential.

GROWTH PORTFOLIO seeks long-term growth of capital by investing primarily in a diversified portfolio of common stocks of a large number of issuers of any size. Generally, this Portfolio emphasizes issuers with larger market capitalizations.

AGGRESSIVE GROWTH PORTFOLIO seeks long-term growth of capital. It is a non-diversified fund. It normally invests at least 50% of its equity assets in securities issued by medium-sized companies, which are companies whose market capitalizations at the time of purchase by the Portfolio fall within the same range as companies in the S&P MidCap 400 Index. This range is expected to change on a regular basis. This Portfolio may invest its remaining assets in smaller or larger issuers.

WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital by investing in a diversified portfolio of common stocks of foreign and domestic issuers of any size. This Portfolio normally invests in issuers from at least five different countries including the United States.

FEDERATED INSURANCE MANAGEMENT SERIES (investment adviser: Federated Advisers)

FEDERATED UTILITY FUND II'S investment objective is to achieve high current income and moderate capital appreciation. The Portfolio invests primarily in equity and debt securities of utility companies that produce, transmit, or distribute gas and electric energy, as well as those companies that provide communications facilities, such as telephone and telegraph companies.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II'S investment objective is to provide current income. The Portfolio invests in direct obligations of the U.S. Government or its agencies or instrumentalities, and securities guaranteed by the U.S. Government, its agencies, or instrumentalities. This Portfolio may also invest in certain collateralized mortgage obligations and repurchase agreements.

FEDERATED HIGH INCOME BOND FUND II'S investment objective is to seek high current income. This Portfolio invests at least 65% of its assets in lower rated corporate debt obligations, such as preferred stocks, bonds, debentures, notes, equipment lease certificates and equipment trust certificates. Some of these fixed income securities may involve equity features. Under normal circumstances, this Portfolio will not invest more than 10% of the value of its total assets in equity securities.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND (investment adviser: Fidelity Management & Research Company)

MONEY MARKET PORTFOLIO seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity. This Portfolio will invest in high quality U.S. dollar-denominated money market securities of domestic and foreign insurers, including U.S. government securities and repurchase agreements.

EQUITY-INCOME PORTFOLIO seeks reasonable income by investing primarily in income-producing equity securities. The goal is to achieve a higher yield than the composite yield of the S&P 500 Composite Stock Price Index. At least 65% of this Portfolio's assets will be invested in income-producing common or preferred stock. The Portfolio, however, has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

GROWTH PORTFOLIO seeks to achieve capital appreciation. This Portfolio usually purchases common stocks, although its investments are not restricted to any one type of security.

OVERSEAS PORTFOLIO seeks long-term growth of capital primarily through investments in foreign securities. At least 65% of this Portfolio's assets will be invested in securities of issuers outside of the United States. The Portfolio normally diversifies its investments across countries and regions.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II (investment adviser: Fidelity Management & Research Company)

ASSET MANAGER PORTFOLIO seeks to obtain high total return with reduced risk over the long term by allocating its assets among domestic and foreign stocks, bonds, and short-term money market securities. Usually, this Portfolio's assets will be allocated within the following guidelines: 30-70% in stocks (equities); 20-60% in bonds (intermediate to long-term); and 0-50% in short-term instruments.

CONTRAFUND PORTFOLIO seeks capital appreciation by investing mainly in equity securities of companies whose value the Portfolio's adviser believes is not fully recognized by the public. This Portfolio usually invests primarily in common stock and securities convertible into common stock, but it may invest in other types of securities.

INDEX 500 PORTFOLIO seeks long-term capital growth through the purchase of a portfolio of securities that broadly represents the U.S. stock market, as measured by the S&P 500. By investing to match the return of the S&P 500, the Portfolio seeks to keep expenses low.

THE ALGER AMERICAN FUND (investment adviser: Fred Alger Management, Inc.)

INCOME AND GROWTH PORTFOLIO seeks primarily to provide a high level of dividend income. Capital appreciation is a secondary objective of the Portfolio. Except during temporary defensive periods, the Portfolio attempts to invest 100%, and it is a fundamental policy of the Portfolio to invest at least 65%, of its total assets in dividend paying equity securities.

SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 65% of its total assets in equity securities of companies that at the time of purchase have total market capitalization within the range of companies included in the Russell 2000 Growth Index or the S&P SmallCap 600 Index. The Portfolio may invest its remaining assets in larger or smaller issuers.

GROWTH PORTFOLIO seeks long-term capital appreciation. Under normal circumstances, the Portfolio invests at least 65% of its total assets in equity securities of companies that have total market capitalization of $1 billion or greater. The Portfolio may invest up to 35% of its total assets in equity securities of companies that have total market capitalization of less than $1 billion.

MIDCAP GROWTH PORTFOLIO seeks long-term capital appreciation. Under normal circumstances, the Portfolio invests at least 65% of its total assets in equity securities of companies that have total market capitalization within the range of companies included in the S&P MidCap 400 Index.

LEVERAGED ALLCAP PORTFOLIO seeks long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 85% of its net assets in equity securities of companies of any size. The Portfolio may purchase put and call options and sell (write) covered call and put options on securities and securities indexes to increase gain and to hedge against the risk of unfavorable price movements, and may enter into futures contracts on securities indexes and purchase and sell call and put options on these futures contracts. The Portfolio may also borrow money for the purchase of additional securities.

SCUDDER VARIABLE LIFE INVESTMENT FUND (investment adviser: Scudder, Kemper Investments, Inc.) The Scudder Variable Life Investment Fund has two classes of shares. The Subaccounts invest in Class A shares, which do not impose distribution fees.

BOND PORTFOLIO seeks high income from a high quality portfolio of debt securities. Under normal circumstances, this Portfolio invests at least 65% of its assets in bonds including those of the U.S. Government and its agencies and those of corporations and other notes and bonds paying high current income. This Portfolio can invest in a broad range of short, intermediate and long-term securities.

BALANCED PORTFOLIO seeks a balance of growth and income from a diversified portfolio of equity and fixed income securities. The Portfolio also seeks long-term preservation of capital through a quality-oriented investment approach that is designed to reduce risk. The Portfolio will invest its assets in equity securities, debt securities with maturities generally exceeding one year, and money market instruments and other debt securities with maturities generally not exceeding thirteen months. Not more than 75% of this Portfolio's net assets may be invested in stocks or other equity investments. Generally, 25%-50% of the Portfolio's net assets are invested in bonds.

GROWTH AND INCOME PORTFOLIO seeks long-term growth of capital, current income and growth of income. In pursuing these three objectives, the Portfolio invests primarily in common stocks, preferred stocks, and securities convertible into common stocks of companies which offer the prospect for growth of earnings while paying higher than average current dividends. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investments considerations and not for trading purposes.

GLOBAL DISCOVERY PORTFOLIO seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world. The Portfolio is designed for investors looking for above-average appreciation potential (when compared with the overall domestic stock market as reflected by the S&P 500 Stock Composite Price Index) and the benefits of investing globally, but who are willing to accept above-average stock market risk, the impact of currency fluctuation, and little or no current income. The Portfolio generally invests in small, rapidly growing companies that offer the potential for above-average returns relative to larger companies, yet are frequently overlooked and thus undervalued by the market.

INTERNATIONAL PORTFOLIO seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments. The Portfolio invests in companies, wherever organized, which do business primarily outside the United States. The Portfolio intends to diversify investments among several countries and to have represented in its holdings business activities in not less than three different countries, excluding the United States. The Portfolio invests primarily in equity securities of established companies, listed on foreign exchanges, which the adviser believes have favorable characteristics. It may also invest in fixed income securities of foreign governments and companies.

STRONG VARIABLE INSURANCE FUNDS, INC. (investment adviser: Strong Capital Management, Inc.)


DISCOVERY FUND II seeks capital growth. The Portfolio usually emphasizes equity investments, although it has the flexibility to invest in any security the adviser believes has the potential for capital appreciation. The Portfolio's strategy is to invest in a blend of small, mid- and large-cap companies that are in good businesses, are headed by capable and driven management, and trade at attractive valuations.


GROWTH FUND II seeks capital growth. The Portfolio invests primarily in equity securities that the adviser believes have above-average growth prospects and are selling at reasonable valuations. The Portfolio generally has over half of its assets in small- and mid-cap issues as these companies tend to have the highest growth rates.


STRONG OPPORTUNITY FUND II, INC. (investment adviser: Strong Capital Management, Inc.)



OPPORTUNITY FUND II seeks capital growth. The Portfolio currently emphasizes medium-sized companies that the adviser believes are under-researched and attractively valued. To achieve its investment goals, the Portfolio seeks to find well-managed companies that have sustainable growth prospects but that are selling at prices below their private market values.



T. ROWE PRICE INTERNATIONAL SERIES, INC. (investment adviser: Rowe Price-Fleming International, Inc., a joint venture between T. Rowe Price & Associates, Inc. and Robert Fleming Holdings, Ltd.)


INTERNATIONAL STOCK PORTFOLIO seeks long-term growth of capital through investments primarily in common stocks of established, non-U.S. companies. The Portfolio invests substantially all of its assets outside the United States and broadly diversifies its investments among countries throughout the world--developed, newly industrialized and emerging.

T. ROWE PRICE EQUITY SERIES, INC. (investment adviser: T. Rowe Price Associates, Inc.)

NEW AMERICA GROWTH PORTFOLIO seeks long-term growth of capital through investment primarily in the common stocks of U.S. growth companies which operate in service industries. The Portfolio will invest most of its assets in service companies, regardless of size, that the adviser believes to be above average performers in their fields. The Portfolio may invest up to 25% of its assets outside the service sector.

MID-CAP GROWTH PORTFOLIO seeks long-term growth of capital by investing primarily in the common stocks of companies with medium-sized market capitalizations and the potential for above-average earnings growth. Most of the assets will be invested in U.S. common stocks, but the Portfolio also may invest in other types of securities, such as foreign securities, when consistent with the Portfolio's investment objective.

EQUITY INCOME PORTFOLIO seeks to provide high current dividend income as well as long-term capital appreciation by investing primarily in common stocks of established companies. Under normal circumstances, the Portfolio usually will invest at least 65% of its assets in common stocks of established companies paying above-average dividends which are expected to have favorable prospects for dividend growth and capital appreciation. The Portfolio may also invest in other securities such as fixed income and convertible securities.

MFS VARIABLE INSURANCE TRUST (investment adviser: Massachusetts Financial Services)

GROWTH WITH INCOME SERIES seeks reasonable current income, as well as long-term growth of capital and income. The Portfolio invests in stocks of companies that the adviser considers to be of high or improving investment quality. The Portfolio has the flexibility to invest in derivative securities when its managers believe such securities can provide better value relative to direct investments in stocks and bonds.

RESEARCH SERIES seeks to provide long-term growth of capital and future income. The Portfolio invests in the common stocks of companies the adviser believes possess better-than-average prospects for long-term growth. The Portfolio may invest up to 20% of its net assets in foreign and emerging market securities. Investing in foreign and emerging market securities involves special risks and may increase share price volatility. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks and bonds.

EMERGING GROWTH SERIES seeks to provide long-term growth of capital. The Portfolio invests primarily in common stocks of companies that are early in their life cycles but which have the potential to become major enterprises. The Portfolio may also invest in more established companies whose earnings growth the adviser expects to accelerate because of special factors. Investing in emerging growth companies involves greater risk than is customarily associated with more established companies. The Portfolio also may invest up to 25% of its net assets in foreign and emerging market securities. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks or bonds.

TOTAL RETURN SERIES seeks to provide above-average current income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital. The Portfolio also seeks to provide reasonable opportunity for growth of capital and income. The Portfolio invests in both equities and fixed income securities. The equity segment is actively managed with a value-oriented style of investing. The fixed income segment is actively managed through shifts in maturity, duration, and sector components. The Portfolio may invest up to 20% of its assets in foreign and emerging market securities. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks or bonds.

NEW DISCOVERY SERIES seeks capital appreciation. This Portfolio seeks to achieve its objective by investing under normal market conditions at least 65% of its total assets in companies that its adviser believes offer superior prospects for growth. Those securities may either be listed on securities exchanges or traded in the over-the-counter markets and may be U.S. or foreign companies.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment                                                         $10,000
Guarantee Period                                                         5 years
Effective Annual Rate                                                      4.50%

                              END OF CONTRACT YEAR

                                           YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                                         ----------  ----------  ----------  ----------  ----------
Beginning Contract Value                 $10,000.00
  X (1 + Effective Annual Rate)            X  1.045
                                          ---------
                                         $10,450.00
Contract Value at end of Contract Year               $10,450.00
  X (1 + Effective Annual Rate)                        X  1.045
                                                      ---------
                                                     $10,920.25
Contract Value at end of Contract Year                           $10,920.25
  X (1 + Effective Annual Rate)                                    X  1.045
                                                                  ---------
                                                                 $11,411.66
Contract Value at end of Contract Year                                       $11,411.66
  X (1 + Effective Annual Rate)                                                X  1.045
                                                                              ---------
                                                                             $11,925.19
Contract Value at end of Contract Year                                                   $11,925.19
  X (1 + Effective Annual Rate)                                                            X  1.045
                                                                                          ---------
                                                                                         $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

(1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

(2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

(3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

(4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time. For additional information, please call us at 1-800-865-5237.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your interest in the Fixed Account to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:


(1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 32 below;


(2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

(3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

(4) when you annuitize your Contract; and

(5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that: (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; (2) it is part of Dollar Cost Averaging program; or (3) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares: (1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and (2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period. Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option, as described in "Automatic Dollar Cost Averaging Program" on page 16 of this prospectus. We will not adjust the amounts transferred by a Market Value Adjustment.


                                ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

-  the year of your separation from service; or

- April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If you are in a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

- Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

- Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

-  a Fixed Annuity;

-  a Variable Annuity; or

-  a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.


You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described in page 22 above, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.


OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.


ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on pages 24-25 below.



You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.


Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION INVOLVING LIFE CONTINGENCIES.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining annuity payments to the Beneficiary. The amount and number of these annuity payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining interest will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. In some states, the Contracts offered by this prospectus contain life annuity tables that provide for different benefit payments to men and women of the same age. In certain employment-related situations, however, the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS requires employers to use the same annuity tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate under NORRIS.

                            OTHER CONTRACT BENEFITS

DEATH BENEFIT. We will pay a distribution on death, if:

(1) the Contract is in force;

(2) annuity payments have not begun; and

(3) either:

    (a) you die; or

    (b) if the Contract is owned by a company or other legal entity, the Annuitant dies.

Currently, we will pay a distribution on death equal in amount to the Death Benefit or Enhanced Death Benefit, as appropriate. Under the Contract, however, we have the right to pay a distribution equal in amount to the Surrender Value unless:

(1) the Beneficiary chooses to receive the Death Benefit in a lump sum within 180 days of the date of death; and

(2) the Beneficiary requests that the Death Benefit be paid as of the date we receive the completed claim for a distribution on death.

We currently are waiving this 180 day limitation, but we may enforce it in the future. If we do, we will calculate the distribution as of the earlier of the requested distribution date or the fifth anniversary of the date of death.

We determine the Death Benefit as of the date we receive all of the information we need to process the Death Benefit claim. The standard Death Benefit under the Contract is the greatest of the following:


(1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;



(2) the Contract Value on the date as of which we calculate the Death Benefit.



(3) the Surrender Value;



(4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

A claim for a distribution on death must be submitted before the Annuity Date. As part of the claim, the Beneficiary must provide "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

-  a certified original copy of the Death Certificate;

-  a certified copy of a court decree as to the finding of death; or

- a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.


We will pay the Death Benefit in a lump sum within seven days of receiving a completed claim for a distribution on death, unless the Beneficiary selects one of the other alternatives described below.


If the Beneficiary is a natural person, the Beneficiary may choose from the following alternative ways of receiving the distribution:

-  the Beneficiary may receive the distribution as a lump sum payment;

- the Beneficiary may apply the distribution to receive a series of equal periodic payments over the life of the Beneficiary, over a fixed period no longer than the Beneficiary's life expectancy, or over the life of the Beneficiary with payments guaranteed for a period not to exceed the life expectancy of the Beneficiary (the payments must begin within one year of the date of death); or

- if there is only one Beneficiary, he or she may defer payment for up to five years from the date of death. Any remaining funds must be distributed at the end of the five-year period. An Annuitant is necessary for this option. If prior to your death you were the Annuitant, the Beneficiary will become the new Annuitant.

If your spouse is the Beneficiary, he or she may choose to continue the Contract as the new Contract Owner. If your spouse chooses to continue the Contract, the following conditions apply:


(1) On the day the Contract is continued, we will set the Contract Value equal to the Death Benefit or Enhanced Death Benefit, as appropriate, calculated as of the date on which we receive all of the information we need to process your spouse's request to continue the Contract after your death. Because the Death Benefit and Enhanced Death Benefit can never be less than the then current Contract Value, our resetting the Contract will not cause the Contract Value to decrease. During the continuation period, however, the Contract Value will continue to increase or decrease to reflect the investment performance of the Subaccounts, interest credited to the Fixed Account, and charges and expenses under the Contract, as described in this prospectus.


(2) Within one year of the date of death, your spouse may withdraw one lump sum without paying any Withdrawal Charge or incurring any Market Value Adjustment;


(3) During the continuation period, currently we will pay a distribution on death equal to the Death Benefit or the Enhanced Death Benefit, as appropriate, determined as of the date on which we receive due proof of your spouse's death. As described above, we also reserve the right to pay a distribution equal in amount to the Surrender Value as of the date on which we receive due proof of death. The standard Death Benefit payable upon your spouse's death will be calculated using the formula described above. Thus, the amount of the distribution on death may increase or decrease during the continuation period, depending on changes in the Contract Value and other Contract transactions during the continuation period.


(4) If before your death you were the Annuitant, your surviving spouse becomes the Annuitant.


(5) If you selected the Enhanced Death Benefit Rider or the Enhanced Death and Income Benefit Rider, that rider will continue during the continuation period. Your spouse will be treated as the Contract Owner under the applicable Rider.


Your surviving spouse may also select one of the options listed above.

If the Beneficiary is a company or other legal entity, then the Beneficiary must receive the Death Benefit in a lump sum, and the options listed above are not available.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

ENHANCED DEATH BENEFIT RIDER. When you purchase your Contract, you may select the Enhanced Death Benefit Rider. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of Enhanced Death Benefit A and Enhanced Death Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

- When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

- When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

- On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the highest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to (a) your total Purchase Payments, (b) reduced by any withdrawal adjustments and (c) accumulated daily at an effective annual rate of 5% per year, until: (1) the first day of the month following the oldest Contract owner's 85th birthday or (2) if the Contract Owner is a company or other legal entity, the Annuitant's 85th birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.

ENHANCED DEATH AND INCOME BENEFIT RIDER. You may choose the Enhanced Death and Income Benefit Rider. This rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age 90. If the Enhanced Income Benefit is greater than the Annuitized Value on the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single or joint lives with a period certain of (a) at least 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date. If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we receive them, effective as of the date you signed the form. Until we receive your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

-  your spouse if he or she is still alive; or, if he or she is no longer alive,

-  your surviving children equally; or if you have no surviving children,

-  your estate.

If you name more than one Beneficiary, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal shares to the Beneficiaries. If one of the Beneficiaries dies before you, we will divide the Death Benefit among the surviving Beneficiaries.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 401(a), 401(k), AND 403(b) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section

403(b) of the Tax Code, or an Owner of a Contract purchased by a pension, profit-sharing, or other similar plan qualified under Section 401(a) of the Tax Code (a "401 Plan"), including a Section 401(k) plan, where a plan trustee is the Owner. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b) equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code and Title 1 of ERISA. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. You may select from which account(s) to transfer the loan value. However, we will not transfer amounts from the Fixed Account in an amount greater than the total amount of the loan multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the loan. If you do not give us instructions, we will first transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Fixed Account.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1) the Death Benefit;

(2) surrender proceeds;

(3) the amount available for partial withdrawal; and

(4) the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 30 below. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 22 above.


In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 30. Your Contract will terminate if you withdraw all of your Contract Value.



We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 35 below. Withdrawals also may be subject to a 10% penalty tax, as described on page 35 below.


To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus. We will not honor your request unless the required form includes your Tax I.D. Number (E.G., Social Security Number) and provides instructions regarding withholding of income taxes.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Account. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Fixed Account in the same proportions as you have instructed us to allocate your Purchase Payments. If you have Contract Value in the Guaranteed Maturity Fixed Account Option that is allocated entirely to Guarantee Periods of the same length, we will subtract the partial withdrawal first from the most recently created Guarantee Period. If your Contract Value in the Guaranteed Maturity Fixed Account Option is allocated to Guarantee Periods of different lengths, you must provide us with allocation instructions, and we will not process your withdrawal request until we receive your instructions. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 30 below. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

(1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

(2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

(3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

(1) when you attain age 59 1/2;

(2) when you terminate your employment with the plan sponsor;

(3) upon your death;

(4) upon your disability as defined in Section 72(m)(7) of the Tax Code; or

(5) in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

(1) salary reduction contributions made after December 31, 1988;

(2) income attributable to such contributions; and

(3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. In general, earnings on annuities are taxable as ordinary income upon withdrawal. As described on page 35 below, a 10% tax penalty is imposed on certain "premature" payments under annuity contracts. The tax penalty applies to any payment received before age 59 1/2, to the extent it is includable in income and is not subject to an exception. The Tax Reform Act of 1986 clarified an exception to this tax penalty. This exception is known as "substantially equal periodic payments."

Generally, under this exception you may take "substantially equal periodic payments" before age 59 1/2 without incurring the tax penalty. These "payments" are withdrawals, as opposed to an annuitization of the Contract. Accordingly, you may need to pay a Withdrawal Charge.

To qualify for this exception, the payments must meet the following requirements:

1) The payments must continue to the later of age 59 1/2 or for five years.

2) Payments must be established under one of the approved methods detailed by the IRS in IRS Notice 89-25.

3) You must have separated from service, if you purchased your Contract under a qualified retirement plan or tax sheltered annuity.

If you modify the payment stream in any way, except for reason of death or disability, you will loose the exception. Modification includes changing the amount or timing of the payments, or making additional Purchase Payments. Any subsequent periodic payment will be subject to the penalty tax, unless it qualifies for a different exception. In addition, in the year of the modification, you will be required to pay the penalty tax (plus interest) that you would have been required to pay on the earlier payments if this exception had not applied.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract was issued in connection with a Non-Qualified Plan or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. Systematic withdrawals are treated the same as partial withdrawals for purposes of determining if a Withdrawal Charge or Market Value Adjustment applies. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

                                CONTRACT CHARGES

We assess charges under the Contract in three ways:

(1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

(2) as charges against the assets of the Separate Account for administrative expenses or for the assumption of mortality and expense risks; and

(3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 10-13, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

(1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

(2) to waive the Withdrawal Charge upon your death; and


(3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25 above.


The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Subaccount, We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts and the Fixed Account to which you have allocated your Contract Value, and redeem Accumulation Units and reduce your interest in the Fixed Account accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.


TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.


The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES.

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals. No Withdrawal Charge is applied in the following situations:

-  on annuitization;

-  the payment of a death benefit;


-  a free withdrawal amount, as described on page 32 below;



- certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 32 below;


-  withdrawals taken to satisfy IRS minimum distribution rules;


- withdrawals that qualify for one of the waiver benefits described at page 32 below; and


- withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates to their spouses or minor children.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

             CONTRIBUTION                WITHDRAWAL CHARGE
                 YEAR                        PERCENTAGE
---------------------------------------  ------------------
First and Second.......................          7%
Third and Fourth.......................          6%
Fifth..................................          5%
Sixth..................................          4%
Seventh................................          3%
Eighth and later.......................          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings -- the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments" -- Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD. Any additional amounts available as a "Free Withdrawal," as described below;

FOURTH. "New Purchase Payments" -- Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.


Withdrawals may also be subject to tax penalties or income tax. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 35 below. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

- In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

-  Any Old Purchase Payments that have not been previously withdrawn.


However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes. The tax treatment of withdrawals is summarized on page 35 below.


WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

(1) Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The insured must enter the long term care facility or hospital at least 30 days after the Issue Date;

(2) You request the withdrawal no later than 90 days following the end of the Insured's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

(3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the insured's stay in a long term care facility is the insured or a member of the insured's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

(1) you become unemployed at least 10 days after the Issue Date;

(2) you receive unemployment compensation for at least 30 days as a result of that unemployment; and

(3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

(1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

(2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

(3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described on page 34 below.


OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see pages 10-13 above. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                                     TAXES

NOTE: We based the following description upon our understanding of current federal income tax law applicable to annuities in general. We cannot predict the probability that any changes in those laws will be made. Also, we do not guarantee the tax status of the Contracts. You bear the complete risk that the Contracts may not be treated as "annuity contracts" under federal income tax laws. You should seek tax advice concerning the effect on your personal tax liability of the transactions permitted under the Contract, as well as any other questions you may have concerning the tax status of the Contract or the possibility of changes in the tax law.

GENERAL. Section 72 of the Tax Code governs taxation of annuities in general. As a general rule, if you are a natural person, you will not be taxed on increases in the value of a Contract until a distribution occurs, either in the form of a non-annuity distribution or as annuity payments under an Annuity Option. For a lump sum payment received as a total surrender of the Contract (total redemption), you will be taxed on the portion of the payment that exceeds the cost basis of the Contract. For a partial withdrawal (partial redemption), your federal tax liability will be determined on a last-in, first-out basis, meaning that taxable earnings are treated as being withdrawn before the cost basis of the Contract is withdrawn. For Contracts issued in connection with Non-Qualified Plans, the cost basis generally equals the Purchase Payments. A Contract issued in connection with a Qualified Plan, however, may have no cost basis, because the Purchase Payments were excluded from income in the year they were made. The taxable portion of the lump sum payment is taxed at ordinary income tax rates. Tax penalties may also apply to surrenders and withdrawals before the payee reaches age 59 1/2, except in certain circumstances described below.

For annuity payments, the taxable portion is determined by a formula which establishes the ratio that the cost basis of the Contract bears to the total value of annuity payments for the term of the annuity payments. The taxable portion is taxed at ordinary income tax rates. Before making a distribution, Contract Owners, Annuitants and Beneficiaries under the Contracts should consult a tax adviser about the tax consequences.

All Non-Qualified annuity contracts that are issued by us (or our affiliates) to the same Contract Owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount. Accordingly, you should consult a tax adviser before purchasing more than one Non-Qualified annuity contract.

If you or the Annuitant dies, the Beneficiary will be taxed on the portion of any lump sum payment that exceeds your cost basis in the Contract. If the Beneficiary chooses to receive annuity payments, however, the Death Benefit will be taxed like other annuity payments. In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules: (1) if any Contract Owner dies on or after the date annuity payments commence, and before the entire interest in the Contract has been distributed, the remainder of his interest will not be distributed under a slower distribution schedule than that provided for in the method in effect on the Contract Owner's death; and (2) if any Contract Owner dies before the date annuity payments commence, his entire interest must generally be distributed within five years after the date of death provided that if such interest is payable to a designated Beneficiary, then such interest may be made over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payments commence within one year after the Contract Owner's death. If the sole designated Beneficiary is the spouse of the Contract Owner, the Contract may be continued in the name of the spouse as Contract Owner. The designated Beneficiary is the natural person designated by the terms of the Contract or by the Contract Owner as the individual to whom ownership of the Contract passes by reason of the Contract Owner's death. If the Contract Owner is not an individual, then for purposes of the distribution at death rules, the Annuitant is considered the Contract Owner. In addition, when the Contract Owner is not an individual, a change in the Annuitant is treated as the death of the Contract Owner. Distributions made to a Beneficiary upon the Contract Owner's death from a Qualified Plan must be made pursuant to the rules in Section 401(a)(9) of the Tax Code.

The tax treatment of Death Benefits described above is less favorable than the income tax-free treatment applicable to a person who inherits and sells appreciated mutual fund shares outside of a Qualified Plan. Accordingly, if you are considering purchasing a Contract in a Non-Qualified Plan, you should also take these factors into consideration in weighing the tax advantages and disadvantages of the Contract.

If you transfer ownership of a Contract, designate an Annuitant or Beneficiary other than yourself or a joint owner, assign a Contract or exchange a Contract, you may incur tax liabilities or tax penalties. We do not discuss these consequences here. If you are contemplating a transfer, assignment, or exchange of a Contract, you should consult a tax adviser concerning the potential tax effects of the transaction.

For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" in accordance with the standards provided in Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, then the Contract will not be treated as an annuity contract for federal income tax purposes and you may be taxed on the earnings on the Contract in the year in which they are earned. Although we do not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

If the Annuitant will have reached an advanced age, e.g., age 85, at the Contract's scheduled maturity date, it is possible that the Contract would not be treated as an annuity for tax purposes. In that event, you might be taxed on the income and gains under the Contract.

Lincoln Benefit is taxed as a life insurance company under the Tax Code. For federal income tax purposes, the Separate Account is not treated as a separate entity and its operations form a part of Lincoln Benefit.

WITHHOLDING TAX ON DISTRIBUTIONS. The Tax Code generally requires us or, in some cases, plan administrators to withhold tax on the taxable portion of any distribution or withdrawal from a Contract.

For "eligible rollover distributions" from Contracts issued under certain types of Qualified Plans, we must withhold 20% of the distribution, unless you elect to have the distribution "rolled over" to another eligible plan. An "eligible rollover distribution" is the estimated taxable portion of any amount received by a covered employee from a plan qualified under Section 401(a) or 403(a) of the Tax Code, or from a tax-sheltered annuity qualified under Section 403(b) of the Tax Code, other than:

(1) annuity payments for the life (or life expectancy) of the employee, or joint lives (or joint life expectancies) of the employee and his or her designated beneficiary, or for a specified period of ten years or more; and

(2) distributions required to be made under the Tax Code.

An "Eligible Rollover Distribution" may be rolled over into any plan qualified under Sections 401(a) or 403(a) of the Tax Code, an individual retirement account described in Section 408(a) of the Tax Code, or an individual retirement annuity under Section 408(b) of the Tax Code, other than an endowment contract.

In most instances, you may avoid withholding by making the transfer directly from "trustee to trustee". If you ask us to pay the eligible rollover distribution directly to you, we are required to withhold 20% of the distribution. You could be subject to taxes and tax penalties on the amount paid to you unless you pay an amount equal to the entire eligible rollover distribution to another eligible plan within 60 days. To avoid taxation, and tax penalties, the amount paid into the new plan must equal the entire eligible rollover distribution. The amount withheld by us is not treated as being "rolled over" into the new plan, although you may apply it against your other tax liabilities.

We will impose withholding on the estimated taxable portion of withdrawals or distributions other than eligible rollover distributions, unless you waive the withholding requirement. We use the following rates to determine the amounts withheld:

(1) for periodic payments, we use the rates applicable to wages; and

(2) for other distributions, we withhold 10% of the distribution.

We will ask you for a withholding exemption certificate (W-4 form). If you do not provide us with a W-4 form, we will use the withholding rate applicable to married individuals claiming 3 withholding exemptions.

In addition, some states may require that state income tax be withheld.

TAX TREATMENT OF ASSIGNMENTS. An assignment of a Contract may result in tax liability. In addition, some assignments are prohibited by ERISA. You should therefore consult your legal advisers before assigning your Contract.

TAX TREATMENT OF WITHDRAWALS

QUALIFIED PLANS. The Tax Code provides that withdrawals from Qualified Plans are taxable as ordinary income. In addition, Section 72(t) of the Tax Code imposes a 10% penalty tax on the taxable portion of any early distribution from qualified retirement plans, including Contracts issued and qualified under Sections 401 (H.R. 10 and Corporate Pension and Profit Sharing Plans), 403(b) (Tax-Sheltered Annuities), 408(b) (traditional IRAs) and 408A (Roth IRAs) of the Tax Code.

The penalty tax will not apply to the following distributions from plans qualified under Sections 401 and 403(b) of the Tax Code:

(1) distributions made on or after the date on which you reach age 59 1/2;

(2) distributions following the death or disability of you or the Annuitant (as applicable). For this purpose, "disability" is defined in Section 72(m)(7) of the Tax Code;

(3) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of you or the Annuitant (as applicable) or the joint lives (or joint life expectancies) of you or the Annuitant (as applicable) and his or her designated beneficiary;

(4) distributions to you or the Annuitant (as applicable) who has separated from service after he or she has attained age 55;

(5) distributions made to you or the Annuitant (as applicable) to pay for medical expenses that are deductible under Tax Code Section 213; and

(6) distributions made to an alternate payee pursuant to a qualified domestic relations order.

The tax penalty does not apply to distributions from plans qualified under
Section 408(b) (traditional IRAs) that meet any of the first three exceptions stated above, or are: (1) distributions made for higher educational expenses; or
(2) distributions for a qualified first-time home purchase.

The tax penalty does not apply to distributions from plans qualified under
Section 408A (Roth IRAs), if a five year holding period is satisfied and the distribution is:

(1) made on or after the date on which you reach age 59 1/2;

(2) made to a Beneficiary (or your estate) on or after your death;

(3) upon your total disability, as "disability" is defined in Section 72(m)(7) of the Tax Code; or

(4) made to pay for a qualified first-time home purchase.


The Tax Code's limitations on withdrawals from tax-sheltered annuities are described on page 35 above.



Under some circumstances, you may "roll over" the taxable portion of a withdrawal or distribution from Contracts issued under certain types of plans into another eligible plan so as to continue to defer income tax. Such treatment is available for any "eligible rollover distribution" as described on page 34 above. Amounts received from IRAs may also be rolled over into other IRAs, individual retirement accounts, Roth IRAs, or certain other plans, subject to limitations set forth in the Tax Code.


NON-QUALIFIED PLANS. Section 72 of the Tax Code provides that if the Contract Value exceeds the total Purchase Payments made, any amount withdrawn from a Non-Qualified Contract will be treated as coming first from the earnings and then, only after the earnings portion is exhausted, as coming from the principal. Withdrawn earnings are includable in a taxpayer's gross income as ordinary income. Section 72 further provides that a 10% tax penalty will apply to the income portion of all distributions from a Non-Qualified Contract, except for amounts received:

(1) after the taxpayer reaches age 59 1/2;

(2) upon the death of the Contract Owner or Annuitant (as applicable);

(3) upon total disability of the taxpayer. For this purpose, "disability" is defined in Section 72(m)(7) of the Tax Code;

(4) in a series of substantially equal periodic payments made for the life of the taxpayer or for the joint lives of the taxpayer and his Beneficiary;

(5) under an immediate annuity; or

(6) which are allocable to Purchase Payments made prior to August 14, 1982.

                      DESCRIPTION OF LINCOLN BENEFIT LIFE
                        COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 206 South 13th Street, Lincoln, Nebraska. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life or ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, all contract related transactions are transferred to Allstate Life. Through our reinsurance agreement with Allstate Life, all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.

FINANCIAL STATEMENTS OF LINCOLN BENEFIT. The Company's consolidated financial statements and notes thereto are included in this Prospectus beginning on page F-1. You should consider those financial statements only as bearing on Lincoln Benefit's ability to meet its obligations under the Policy. They do not relate to the investment performance of the assets held in the Separate Account. The financial statements for the Separate Account are set forth in the Statement of Additional Information.

SELECTED FINANCIAL DATA. The following selected financial data for the Company should be read in conjunction with the consolidated financial statements and notes thereto included in the prospectus beginning on page F-1.

                          LINCOLN BENEFIT LIFE COMPANY
                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

YEAR-END FINANCIAL DATA    1997       1996       1995       1994
-----------------------  ---------  ---------  ---------  ---------
For the Years Ended
  December 31:
Income Before
  Income Tax Expense...  $  10,587  $   8,603  $   7,838  $   4,641
Net Income.............      6,852      5,583      5,093      3,036
As of December 31:
Total Assets...........  $7,507,203 $7,108,502 $6,347,097 $5,319,707


Financial information prepared in accordance with generally accepted accounting principles ("GAAP") is not available for fiscal years prior to 1994. Prior to 1994, the Company's financial statements were prepared in accordance with statutory accounting practices, a comprehensive basis of accounting other than GAAP.


INVESTMENTS BY LINCOLN BENEFIT. Our general account assets, like the general account assets of other insurance companies, including Allstate Life, must be invested in accordance with applicable state laws. These laws govern the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit us, within specified limits and subject to certain qualifications, to invest in federal, state, and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate and certain other investments. All of our general account assets are available to meet our obligations.

We will primarily invest our general account assets in investment-grade fixed income securities including the following:

Securities issued by the United States Government or its agencies or instrumentalities, which may or may not be guaranteed by the United States Government;

Debt instruments, including issues of or guaranteed by banks or bank holding companies, and of corporations, which our management deems to have qualities appropriate for inclusion in our general account;

Commercial mortgages, mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade at time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;

Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year that our management considers to have investment quality comparable to securities having the ratings stated above.

In addition, interest rate swaps, futures, options, rate caps, and other hedging instruments may be used solely for non-speculative hedging purposes. Anticipated use of these financial instruments shall be limited to protecting the value of portfolio sales or purchases, or to enhance yield through the creation of a synthetic security.

In addition, Lincoln Benefit maintains certain unitized separate accounts which invest in shares of open-end investment companies registered under the Investment company Act of 1940, as amended. The Subaccounts under this Contract are subdivisions of one of those Separate Accounts. These separate account assets do not support our obligations under the Fixed Account provisions of the Contracts.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing consolidated results of operations and changes in financial position of Lincoln Benefit Life Company (the "Company") and its wholly owned subsidiary, Lincoln Benefit Financial Services, Inc. It should be read in conjunction with the consolidated financial statements and related notes.

The Company, a wholly owned subsidiary of Allstate Life, which is wholly owned by Allstate Insurance Company, a wholly owned subsidiary of The Allstate Corporation, markets life insurance and annuity products through independent agents.

The Company issues flexible premium deferred variable annuity contracts and variable life policies, the assets and liabilities of which are legally segregated and reflected as Separate Account assets and liabilities. Separate Account assets and liabilities are carried at fair value in the statements of financial position. Investment income and realized gains and losses of the Separate Accounts accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's consolidated statements of operations.

RESULTS OF OPERATIONS ($ IN THOUSANDS).

                                1997       1996       1995
                              ---------  ---------  ---------
Net investment income         $  10,789  $   9,951  $   8,796
                              ---------  ---------  ---------
                              ---------  ---------  ---------
Realized capital gains and
 losses, after-tax            $      17  $       6  $     258
                              ---------  ---------  ---------
                              ---------  ---------  ---------
Operating costs and expenses  $     219  $     889  $     754
                              ---------  ---------  ---------
                              ---------  ---------  ---------
Net Income                    $   6,852  $   5,583  $   5,093
                              ---------  ---------  ---------
                              ---------  ---------  ---------
Investments                   $ 151,505  $ 142,296  $ 143,116
                              ---------  ---------  ---------
                              ---------  ---------  ---------

The Company and ALIC have reinsurance agreements under which all contract and policy related transactions are transferred to ALIC. The Company's consolidated results of operations include only investment income and realized capital gains and losses earned on the assets of the Company that are not transferred to ALIC under the reinsurance agreements, and underwriting expense allowances for services provided by the Company's broker dealer, Lincoln Benefit Financial Services, Inc. Prior to December 31, 1996, the Company retained a small block of paid up life insurance, which was ceded to ALIC on that date.

Net income for 1997 and 1996 increased $1,269,000 and $490,000, respectively. In 1997, the increase was attributable to the underwriting expense allowance and increased net investment income. In 1996, increased investment income was partially offset by lower realized capital gains.

Pretax net investment income increased by $838,000, or 8.4% in 1997 and $1,155,000, or 13.1% in 1996. The additional investment income was earned on a higher base of investments arising from positive cash flows from operating activities, partially offset by increased investment expenses.

In 1997, operating costs and expenses decreased as a result of the cession of the small block of paid up life insurance and the expenses on that block of business that were incurred in 1996.

Realized capital gains were $17,000 and $6,000 after tax in 1997 and 1996, respectively, and arose principally from prepayments on fixed income securities. No securities were sold in 1997 or 1996. Realized capital gains in 1995 of $258,000 after tax were primarily the result of a sale of a fixed income security, the remainder was due to prepayments on fixed income securities.

FINANCIAL POSITION ($ IN THOUSANDS).

                                            1997         1996
                                         -----------  -----------
Fixed income securities(1)               $   147,911  $   137,638
Real Estate                                    2,574        2,797
Short-term investments                         1,020        1,861
                                         -----------  -----------
Total investments                        $   151,505  $   142,296
                                         -----------  -----------
                                         -----------  -----------
Reinsurance recoverable from Allstate
 Life                                    $ 6,732,755  $ 6,544,750
                                         -----------  -----------
                                         -----------  -----------
Separate Account assets and liabilities  $   447,658  $   255,881
                                         -----------  -----------
                                         -----------  -----------
Contractholder funds                     $ 6,607,130  $ 6,422,126
                                         -----------  -----------
                                         -----------  -----------

(1) Fixed income securities are carried at fair value. Amortized cost for these securities was $141,553 and $134,866 at December 31, 1997 and 1996, respectively.

The Company's fixed income securities portfolio consists of mortgage-backed securities, publicly traded corporate bonds, and U.S. government bonds. The Company generally holds its fixed income securities until maturity, but has classified all of these securities as available for sale to allow maximum flexibility in portfolio management.

Investments grew $9.2 million, or 6.5%, during 1997 primarily due to the investment of positive operating cash flows and an increase in the unrealized capital gain position on fixed income securities. At December 31, 1997, net unrealized capital gains on fixed income securities were $4.1 million compared to $1.8 million as of December 31, 1996. The increase in the net unrealized capital gain position is primarily attributable to lower interest rates.

At the end of 1997, all of the Company's fixed income securities portfolio is rated investment grade; 99.7% of the portfolio has a National Association of Insurance Commissioners ("NAIC") rating of 1 or a Moody's rating of Aaa, Aa or
A. The remaining .3% has an NAIC rating of 2.

At December 31, 1997 and 1996, $55.1 million and $61.0 million, respectively, of the fixed income portfolio were invested in mortgage-backed securities ("MBS"). At December 31,

1997, all of the MBS had underlying collateral that is guaranteed by U.S. government entities, thus credit risk was minimal.

MBS, however, are subject to interest rate risk as the duration and ultimate realized yield are affected by the rate of repayment of the underlying mortgages. The Company attempts to limit interest rate risk by purchasing MBS whose cost does not significantly exceed par value, and with repayment protection to provide a more certain cash flow to the Company. At December 31, 1997, the amortized cost of the MBS portfolio was below par value by $2.8 million and 15% of the MBS portfolio was invested in planned amortization class bonds. This type of MBS is purchased to provide additional protection against rising interest rates.

The Company closely monitors its fixed income portfolio for declines in value that are other than temporary. Securities are placed on non-accrual status when they are in default or when the receipt of interest payments is in doubt.

The Company's short-term investment portfolio was $1.0 million and $1.9 million at December 31, 1997 and 1996, respectively. The Company invests available cash balances, primarily in taxable short-term securities having a final maturity date or redemption date of one year or less.

During 1997, contractholder funds increased by $185 million and reinsurance recoverable from ALIC under reinsurance agreements increased by $188.0 million. Interest credited to contractholders and sales of fixed annuity contracts exceeded the fixed annuity surrenders, withdrawals, policyholder transfers from fixed annuity contracts to flexible premium deferred variable annuity contracts, and benefits paid. Reinsurance recoverable from Allstate Life relates to contract benefit obligations ceded to Allstate Life.

Separate Account assets and liabilities increased by $191.8 million, primarily attributable to sales of flexible premium deferred variable annuity contracts, the favorable investment performance of the Separate Account investment portfolios and transfers from fixed annuity contracts, partially offset by variable annuity surrenders and withdrawals.

MARKET RISK. Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. The Company's primary market risk exposure is to changes in interest rates. Interest rate risk is the risk that the Company will incur economic losses due to adverse changes in interest rates, as the Company invests substantial funds in interest-sensitive assets.

One way to quantify this exposure is duration. Duration measures the sensitivity of the fair value of assets to changes in interest rates. For example, if interest rates increase 1%, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5%. At December 31, 1997, the Company's asset duration was approximately 4.6 years.

To calculate duration, the Company projects asset cash flows and discounts them to a net present value basis using a risk-free market rate adjusted for credit quality, sector attributes, liquidity and other specific risks. The projections include assumptions (based upon historical market and Company specific experience) reflecting the impact of changing interest rates on the prepayment and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, and municipal and corporate obligations.

Based upon the information and assumptions the Company uses in its duration calculation and in effect at December 31, 1997, management estimates that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would decrease the net fair value of its assets identified above by approximately $6.9 million. The selection of a 100 basis point immediate rate shock should not be construed as a prediction by the Company's management of future market events; but rather, to illustrate the potential impact of such an event.

To the extent that actual results differ from the assumptions utilized, the Company's duration and rate shock measures could be significantly impacted. Additionally, the Company's calculation assumes that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the impact of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

In formulating and implementing policies for investing new and existing funds, AIC, as parent company of ALIC, administers and oversees investment risk management processes primarily through three oversight bodies: the Boards of Directors and Investment Committees of its operating subsidiaries, and the Credit and Risk Management Committee ("CRMC"). The Boards of Directors and Investment Committees provide executive oversight of investment activities. The CRMC is a senior management committee consisting of the Chief Investment Officer, the Investment Risk Manager, and other investment officers who are responsible for the day-to-day management of market risk. The CRMC meets at least monthly to provide detailed oversight of investment risk, including market risk.

AIC has investment guidelines that define the overall framework for managing market and other investment risks, including the accountabilities and controls over these activities. In addition, AIC has specific investment policies for each of its affiliates, including the Company, that delineate the investment limits and strategies that are appropriate for the Company's liquidity, surplus and regulatory requirements.

LIQUIDITY AND CAPITAL RESOURCES. Under the terms of reinsurance agreements, premiums and deposits, excluding those relating to Separate Accounts, are transferred to ALIC, which maintains the investment portfolios supporting the

Company's products. Payments of policyholder claims, benefits, contract maturities, contract surrenders and withdrawals and operating costs are reimbursed by ALIC, also under the terms of the reinsurance agreements. The primary sources for the remainder of the Company's funds are collection of principal and interest from the investment portfolio and capital contributions from ALIC. The primary uses for the remainder of the Company's funds are to purchase investments and pay costs associated with the maintenance of the Company's investment portfolio. The Company continues to have primary liability as a direct insurer for risks reinsured.

The NAIC has a standard for assessing the solvency of insurance companies, which is referred to as risk-based capital ("RBC"). The requirement consists of a formula for determining each insurer's RBC and a model law specifying regulatory actions if an insurer's RBC falls below specified levels. The RBC formula for life insurance companies establishes capital requirements relating to insurance, business, asset, and interest rate risks. At December 31, 1997, RBC for the Company was significantly above levels that would require regulatory action.

YEAR 2000. The Company is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of the Company's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed or replaced ("Year 2000 Issue"). The Company believes that many of its suppliers and counterparties also have Year 2000 Issues which could affect the Company. In 1995, AIC commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes the Company actively working with its major external counterparties and suppliers to assess their compliance efforts and the Company's exposure to them. The Company presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity, or financial position. Year 2000 costs are and will be expensed as incurred.

PENDING ACCOUNTING STANDARDS. In December 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 delayed the implementation of certain provisions of SFAS No. 125. "Accounting for Transfers of Financial Assets and Extinguishments of Liabilities" until January 1, 1998. The deferred provisions of SFAS No. 125 will be adopted effective January 1, 1998 and are not expected to have a material impact on the financial position of the Company.

In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information".

SFAS No. 130 requires the presentation of comprehensive income in the financial statements. Comprehensive income is a measurement of all changes in equity that result from transactions and other economic events other than transactions with shareholders. The requirements of this statement will be adopted effective January 1, 1998.

SFAS No. 131 redefines how segments are determined and requires additional segment disclosures for both annual and quarterly reporting. Under this statement, segments are determined using the "management approach" for financial statement reporting. The management approach is based on the way an enterprise makes operating decisions and assesses performance of its businesses. The Company is currently reviewing the requirements of this SFAS and has yet to determine its impact on its current reporting segments. The requirements of this statement will be adopted effective December 31, 1998.

In December 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-related Assessments". The SOP provides guidance concerning when to recognize a liability for insurance-related assessments and how those liabilities should be measured. Specifically, insurance-related assessments should be recognized as liabilities when all of the following criteria have been met: a) an assessment has been imposed or it is probable that an assessment will be imposed, b) the event obligating an entity to pay an assessment has occurred and c) the amount of the assessment can be reasonably estimated. The requirements of this standard will be adopted in 1999 and are not expected to have a material impact on the results of operations, cash flows or financial position of the Company.

In March 1998, the Accounting Standards Executive Committee of the AICPA issued SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP provides guidance on accounting for the costs of computer software developed or obtained for internal use. Specifically, certain external, payroll and payroll related costs should be capitalized during the application development state of a project and depreciated over the computer software's useful life. The Company currently expenses these costs as incurred and is evaluating the effects of this SOP on its accounting for internally developed software. The SOP is expected to be adopted in 1998.

FORWARD-LOOKING STATEMENTS. The statements contained in this Management's Discussion and Analysis that are not historical information are forward-looking statements that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS--THE QUARTER ENDED MARCH 31, 1998



The following discussion highlights significant factors influencing results of operations and changes in financial position of Lincoln Benefit Life Company (the "Company") and its wholly owned subsidiary, Lincoln Benefit Financial Services, Inc. ("LBFS"), a registered broker-dealer. It should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1997.



The Company, a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation, markets life insurance and annuity products through independent agents and brokers.



The Company issues flexible premium deferred variable annuity contracts and flexible premium variable life policies, the assets and liabilities of which are legally segregated and reflected as Separate Account assets and liabilities. Separate Account assets and liabilities are carried at fair value in the consolidated statements of financial position. Investment income and realized gains and losses of the Separate Accounts accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's consolidated statements of operations.



RESULTS OF OPERATIONS



($ in thousands)



                                             THREE MONTHS ENDED
                                                 MARCH 31,
                                           ----------------------
                                              1998        1997
                                           ----------  ----------
Net investment income                      $    2,566  $    2,462
                                           ----------  ----------
                                           ----------  ----------
Realized capital gains and losses,
 after-tax                                 $       --  $        1
                                           ----------  ----------
                                           ----------  ----------
Net income                                 $    1,667  $    1,548
                                           ----------  ----------
                                           ----------  ----------
Investments                                $  156,268  $  139,261
                                           ----------  ----------
                                           ----------  ----------



The Company and ALIC amended their reinsurance agreement effective December 31, 1996. All business issued subsequent to that date is primarily ceded to ALIC. The Company's results of operations include only investment income and realized capital gains and losses earned on the assets of the Company that are not transferred to ALIC under the reinsurance agreement.



Net income for the first quarter of 1998 was $1.7 million compared to $1.5 million for the first quarter of 1997. The increase was due to increased investment income.



Pretax net investment income for the three-month period ended March 31, 1998 was $2.6 million compared to $2.5 million for the same period last year. Additional investment income was earned on higher investment balances arising from positive cash flows from operating activities.



FINANCIAL POSITION



($ in thousands)



                                        MARCH 31,    DECEMBER 31,
                                           1998          1997
                                       ------------  ------------
Fixed income securities(1)             $    149,287   $  147,911
Investment in home office real estate         2,488        2,574
Short-term investments                        4,493        1,020
                                       ------------  ------------
  Total investments                    $    156,268   $  151,505
                                       ------------  ------------
                                       ------------  ------------
Reinsurance recoverable from ALIC      $  6,746,392   $6,732,755
                                       ------------  ------------
                                       ------------  ------------
Separate Account assets and
 liabilities                           $    543,452   $  447,658
                                       ------------  ------------
                                       ------------  ------------
Contractholder funds                   $  6,617,167   $6,607,130
                                       ------------  ------------
                                       ------------  ------------



(1) Fixed income securities are carried at fair value. Amortized cost for these securities was $142,906 and $141,553 at March 31, 1998 and December 31, 1997, respectively.



The Company's fixed income securities portfolio consists of mortgage-backed securities, U.S. government bonds, publicly traded corporate bonds and foreign government bonds. The Company generally holds its fixed income securities for the long term, but has classified all of these securities as available for sale to allow maximum flexibility in portfolio management.



Total investments increased to $156.3 million at March 31, 1998 from $151.5 million at December 31, 1997. The increase in investments is primarily due to amounts invested from positive cash flows generated from operations and a slight increase in unrealized net capital gains on the fixed income securities portfolio. At March 31, 1998, unrealized net capital gains on the fixed income securities were $6.4 million compared to $6.3 million at December 31, 1997.



At March 31, 1998, all of the Company's fixed income securities portfolio is rated investment grade, with a National Association of Insurance Commissioners ("NAIC") rating of 1 or 2 or a Moody's rating of Aaa, Aa or A.



The Company's short-term investment portfolio was $4.5 million and $1.0 million at March 31, 1998 and December 31, 1997, respectively. The Company invests available cash balances primarily in taxable short-term securities having a final maturity date or redemption date of one year or less.



During 1998, contractholder funds increased by $10.0 million and amounts recoverable from ALIC under the reinsurance agreement increased by $13.6 million. The increases resulted from sales of the Company's single and flexible premium deferred annuities, and interest credited to contractholders, partially offset by surrenders, withdrawals and benefits paid. Reinsurance recoverable from ALIC relates to contract benefit obligations ceded to ALIC.



Separate Account assets and liabilities increased by $95.8 million as compared with December 31, 1997. The increases were primarily attributable to increased sales of flexible premium deferred variable annuity contracts and the favorable investment performance of the Separate Account investment portfolios, partially offset by variable annuity surrenders and withdrawals.



LIQUIDITY AND CAPITAL RESOURCES



Under the terms of reinsurance agreements, premiums and deposits on life policies and investment contracts, excluding those relating to Separate Accounts, are transferred to ALIC, which maintains the investment portfolios supporting the Company's products. The Company continues to have primary liability as a direct insurer for risks reinsured.



YEAR 2000



The Company is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of the Company's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed, remediated or replaced, ("Year 2000 Issue"). The Company believes that many of its counterparties and suppliers also have Year 2000 Issues which could affect the Company. In 1995, AIC commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes the Company actively working with its major external counterparties and suppliers to assess their compliance efforts and the Company's exposure to them. The Company presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity or financial position. Year 2000 costs are and will continue to be expensed as incurred.



PENDING ACCOUNTING STANDARDS



Statement of Financial Accounting Standards ("SFAS") No. 131 redefines how segments are determined and requires additional segment disclosures for both annual and quarterly reporting. Under this statement, segments are determined using the "management approach" for financial statement reporting. The management approach is based on the way an enterprise makes operating decisions and assesses performance of its businesses. The Company is currently reviewing the requirements of the SFAS and has yet to determine its impact on its current reporting segments. The requirements of this statement will be adopted effective December 31, 1998.



In December 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-related Assessments." The SOP provides guidance concerning when to recognize a liability for insurance-related assessments and how those liabilities should be measured. Specifically, insurance-related assessments should be recognized as liabilities when all of the following criteria have been met: 1) an assessment has been imposed or it is probable that an assessment will be imposed, 2) the event obligating an entity to pay an assessment has occurred and 3) the amount of the assessment can be reasonably estimated. The requirements of this statement are expected to be adopted in 1999 and are not expected to have a material impact on the results of operations, cash flows or financial position of the Company.



FORWARD-LOOKING STATEMENTS



The statements contained in this Management's Discussion and Analysis that are not historical information are forward-looking statements that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements.



COMPETITION. Lincoln Benefit is engaged in a business that is highly competitive. Many other life insurance companies and other entities sell insurance and annuities. There are approximately 1,700 insurers in business in the United States. As of April 1, 1998, A.M. Best Company assigns a rating of A+ (Superior) to Allstate Life, which automatically reinsures all net general account business of Lincoln Benefit. A.M. Best Company also assigns Lincoln Benefit a rating of A+(r), because Lincoln Benefit automatically reinsures all general account business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) to Lincoln Benefit's financial strength rating. Moody's assigns an Aa2 (Excellent) financial stability rating to Lincoln Benefit. Lincoln Benefit shares the same ratings as its parent, Allstate Life.


EMPLOYEES. As of December 31, 1997, Lincoln Benefit had approximately 585 employees at its home office in Lincoln, Nebraska.

PROPERTIES. Lincoln Benefit owns and leases office space in Lincoln, Nebraska. The combined owned and leased spaces are used for home office administrative operations.

EXECUTIVE OFFICERS AND DIRECTORS OF LINCOLN BENEFIT. Our directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present occupation).

JANET P. ANDERBERY, 39, VICE PRESIDENT AND CONTROLLER, 1994; Associate Vice President and Controller, 5/84-4/94, Lincoln Benefit Life Company; Vice President and Controller, 1/94-present, Surety Life Insurance Company; Vice President and Controller, 5/93-present, Lincoln Benefit Financial Services, Inc.


THOMAS R. ASHLEY, 44, SENIOR VICE PRESIDENT/MEDICAL DIRECTOR 1998; Vice President/Medical Director, 10/96-5/98, Lincoln Benefit Life Company; Senior Vice President/Medical Director, 5/98-present, Medical Director, 1/97-5/98, Surety Life Insurance Company; 1989-1997, Partner, Antelope Creek Physicians.



DAVID A. BEHRENS, 35, SENIOR VICE PRESIDENT, DIRECTOR, 1998; Vice President 3/95-5/98, Director of Sales, 9/93-3/95, Lincoln Benefit Life Company; Marketing Director, 9/90-9/93, Ameritas; Regional Director, 7/81-9/90, John Hancock.



JOHN H. COLEMAN, III, 51, SENIOR VICE PRESIDENT, DIRECTOR, 1998; Vice President, 5/96-5/98, Manager, 4/94-5/96, Lincoln Benefit Life Company; Senior Vice President, Director, 5/98-present; Vice President, 9/96-5/98, Surety Life Insurance Company; President, Acordia, 2/93-4/94.


DOUGLAS F. GAER, 51, EXECUTIVE VICE PRESIDENT, 1997, DIRECTOR, 1981; Senior Vice President, 4/95-2/97, Senior Vice President and Treasurer, 4/94-3/95, Vice President, 3/81-4/94, Director, 1981-present, Lincoln Benefit Life Company; Senior Vice President and Treasurer, 1/94-present, Director, 6/95-present, Surety Life Insurance Company; Director, 5/93-present, Lincoln Benefit Financial Services, Inc.

PETER H. HECKMAN, 52, VICE CHAIRMAN OF THE BOARD, 1996, DIRECTOR, 1990; Vice President, Director, 4/92-present, Glenbrook Life & Annuity Company; Vice President, 11/90-12/97, Director, 9/90-12/97, Glenbrook Life Insurance Company; Vice President, 6/89-present, Director, 7/90-present, Allstate Life Insurance Company of New York; Vice President, 4/89-present, Director, 12/88-present, Allstate Life Insurance Company; Vice President, 12/88-present, Director, 12/88-present, Northbrook Life Insurance Company; Director, 5/90-present, Surety Life Insurance Company; Director, 5/90-present, Lincoln Benefit Life Company; Director 5/91-9/93, Allstate Life Financial Services.

LOUIS G. LOWER, II, 52, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, 1989, DIRECTOR, 1989; Chairman of the Board and President, 4/92-6/95, Chairman of the Board and Chief Executive Officer, 6/95-present, Glenbrook Life and Annuity Company; Chairman of the Board and President, 1/91-12/95, Chairman of the Board and Chief Executive Officer, 12/95-12/97, Director, 9/90-12/97, Glenbrook Life Insurance Company; President, 1/90-present, Executive Vice President, 1/89-1/90, Senior Vice President and Treasurer, 10/86-12/88, Director, Allstate Life Insurance Company; Chairman of the Board and Chief Executive Officer, 6/95-present, Chairman of the Board and President, 4/90-6/95, Chairman of the Board, 4/90-7/90, Executive Vice President, 1/89-4/90, Senior Vice President and Treasurer, 10/86-4/89, Director, Northbrook Life Insurance Company; Chairman of the Board and President, 6/90-present, Vice President and Treasurer 12/86-6/90, Director, Allstate Life Insurance Company of New York; Chairman of the Board and Chief Executive Officer, Director, 5/90-present, Lincoln Benefit Life Company; Chairman of the Board and Chief Executive Officer, 3/90-present, Director, 5/89-present, Surety Life Insurance Company; Group Vice President, 1976-1989, Director, Allstate Insurance Company; Director, 4/90-present, Allstate Settlement Company; Director, 5/91-present, Allstate Life Financial Services.

JOHN J. MORRIS, 61, SENIOR VICE PRESIDENT/SECRETARY, 1994, DIRECTOR, 1987; Senior Vice President and Secretary, 4/94-present, Vice President and Secretary, 8/85-4/94, Director, 1987-present, Lincoln Benefit Life Company; Senior Vice President, 9/96-present, Director, 6/95-present, Surety Life Insurance Company; Vice President and Secretary, Director, 5/93-present, Lincoln Benefit Financial Services Inc.

ROBERT E. RICH, 43, EXECUTIVE VICE PRESIDENT, 1996, DIRECTOR, 1987; Senior Vice President/Chief Actuary and Treasurer, 4/95-5/96, Senior Vice President, Assistant Secretary, 4/94-3/95, Vice President/Assistant Secretary, 1/84-4/94, Director, 1987-present, Lincoln Benefit Life Company; Executive Vice President, 7/96-present, Senior Vice President and Chief Actuary, 1/94-6/96, Director, 9/93-present, Surety Life Insurance Company; Director, 5/93-present, Lincoln Benefit Financial Services, Inc.

KEVIN R. SLAWIN, 40, DIRECTOR, 1996; Director and Vice President-Finance and Planning, 1996-present, Allstate Life Insurance Company; Director, 1996-present, Allstate Life Insurance Company of New York; Director, 1996-present, Laughlin Group Holdings, Inc.; Director, 1996-present, Northbrook Life Insurance Company; Director, 1996-12/97, Surety Life Insurance Company; Director, 1996-present, Glenbrook Life Insurance Company; Assistant Vice President, Assistant Treasurer, 1995-1996, Allstate Insurance Company.

MICHAEL J. VELOTTA, 51, DIRECTOR, 1992; Vice President, Secretary and General Counsel, 1/93-present, Director, 12/92-present, Allstate Life Insurance Company; Vice President, Secretary and General Counsel, 1/93-12/97, Director, 12/92-12/97, Glenbrook Life Insurance Company; Vice President, Secretary and General Counsel, 1/93-present, Director, 12/92-present, Glenbrook Life and Annuity Company; Vice President, Secretary and General Counsel, 1/93-present, Director, 12/92-present, Allstate Life Insurance Company of New York; Vice President, Secretary and General Counsel, 1/93-present, Director, 12/92-present, Northbrook Life Insurance Company; Vice President, Secretary and General Counsel, 1/93-present, Director, 12/92-present, Surety Life Insurance Company; Assistant Vice President and Assistant

General Counsel, 1989, Allstate Insurance Company; Director, 12/92-present, Lincoln Benefit Life Company.

RANDY J. VON FUMETTI, 41, SENIOR VICE PRESIDENT, 1996, DIRECTOR, 1996; Senior Vice President, 9/96-present, Director, 9/96-present, Surety Life Insurance Company; Senior Actuary and Director, 8/87-9/96, Allstate Life Insurance Company.

CAROL S. WATSON, 45, SENIOR VICE PRESIDENT/GENERAL COUNSEL, 1994, DIRECTOR, 1992; Senior Vice President and General Counsel, 4/94-present, Vice President and General Counsel, 7/91-4/94, Director, 5/92-present, Lincoln Benefit Life Company; Senior Vice President, Corporate Secretary and General Counsel, 1/98-present, Senior Vice President, Assistant Secretary and General Counsel, Director, 6/95-present, Surety Life Insurance Company; President, 12/96-present, Vice President and General Counsel, 5/93-11/96, Director, 5/93-present, Lincoln Benefit Financial Services, Inc.


DEAN M. WAY, 43, SENIOR VICE PRESIDENT/ACTUARY, DIRECTOR, 1998; Vice President/Actuary, 5/92-5/98, Associate Vice President/Actuary, 8/91-5/92, Actuary/Manager, 12/87-7/91, Lincoln Benefit Life Company; Senior Vice President/Actuary, Director 5/98-present, Vice President/Actuary 9/96-5/98, Surety Life Insurance Company.


PATRICIA W. WILSON, 45, DIRECTOR, 1997; Assistant Vice President/Assistant Secretary/Assistant Treasurer, 7/97-present, Assistant Vice President, 1/93-7/97, Allstate Life Insurance Company; Assistant Vice President, 6/91-present, Director, 6/97-present, Allstate Life Insurance Company of New York; Assistant Treasurer, 7/97-12/97, Glenbrook Life Insurance Company; Assistant Treasurer, 7/97-present, Glenbrook Life Annuity Company; Assistant Vice President/Assistant Secretary/Assistant Treasurer, 7/97-present, Northbrook Life Insurance Company; Director, 7/97-present, Surety Life Insurance Company.

B. EUGENE WRAITH, 52, PRESIDENT, CHIEF OPERATING OFFICER, 1996, DIRECTOR, 1984; President and Chief Operating Officer, 3/96-present, Senior Vice President, 4/94-3/96, Vice President, 12/81-4/94, Director, 1984-present, Lincoln Benefit Life Company; President and Chief Operating Officer, 3/96-present, Executive Vice President, 1/94-3/96, Director, 9/93-present, Surety Life Insurance Company; Chairman of the Board, 1/97-present, Director, 5/93-present, President, 5/93-11/96, Lincoln Benefit Financial Services, Inc.

EXECUTIVE COMPENSATION

Certain executive officers of Lincoln Benefit also serve as officers of Allstate Life and receive no compensation directly from Lincoln Benefit. Some officers also serve as executive officers of other companies affiliated with Lincoln Benefit. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of Lincoln Benefit. Those allocations are reflected in the Summary Compensation Table set forth below, except that the figures for Mr. Lower reflect his total compensation from Lincoln Benefit, its affiliates, and parent company Allstate Life Insurance Company. Lincoln Benefit's directors receive no compensation for serving as directors, in addition to their compensation as employees at Lincoln Benefit, Allstate Life, or their affiliates.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                               LONG TERM COMPENSATION
                                                            -----------------------------
                                                                               PAYOUTS
                                                                AWARDS       ------------
                                 ANNUAL COMPENSATION        --------------
                            -----------------------------                        (f)           (g)
           (a)                                                   (e)         ------------   ---------      (h)           (i)
--------------------------   (b)       (c)         (d)      --------------    SECURITIES    UNDERLYING  ---------   --------------
    NAME AND PRINCIPAL      -----   ---------   ---------    OTHER ANNUAL     RESTRICTED    OPTIONS/      LTIP        ALL OTHER
         POSITION           YEAR     SALARY       BONUS      COMPENSATION    STOCK AWARDS    SARS(#)    PAYOUTS($)   COMPENSATION
--------------------------  -----   ---------   ---------   --------------   ------------   ---------   ---------   --------------
Louis G. Lower II            1997   $ 453,225   $ 500,000        $ 27,768       $280,589      25,914    $570,068         $  8,000(1)
Chief Executive Officer      1996   $ 436,800   $ 246,781        $ 10,246              0      18,258           0         $  5,250(1)
Chairman of the Board        1995   $ 416,000   $ 286,650        $ 17,044              0      89,359    $411,122         $  5,250(1)
                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------
Bernard Eugene Wraith        1997      99,500      24,733           4,887              0       1,002           0                0
President                    1996      90,750      26,500          10,435              0      14,275           0                0
                             1995      75,468      10,000           9,861              0         769           0                0
                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------
Robert Edwin Rich            1997      77,772      20,206          18,461              0         456           0                0
Executive Vice President     1996      71,824      23,500          19,611              0         132           0                0
  and Chief Actuary          1995      67,624       9,000           9,846              0         679           0                0
                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------
Douglas Ford Gaer            1997      73,750      17,888          15,978              0         434           0                0
Executive Vice President     1996      57,875      18,550          12,996              0         100           0                0
                             1995      51,902       6,850          15,231              0         523           0                0
                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------
John H. Coleman, III         1997     109,776      28,620          12,709              0           0           0                0
Vice President               1996     101,088      25,500           3,047              0           0           0                0
                             1995      94,000      25,010           3,835              0           0           0                0

------------------------

(1) Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under The Savings and Profit Sharing Fund of Allstate Employees and prior to 1996 to The Profit Sharing Fund and to its predecessor, The Savings and Profit Sharing Fund of Sears employees.

Shares of the Company and Allstate Life are not directly owned by any of our directors or executive officers. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all of our directors and executive officers as a group does not exceed one percent of the class outstanding.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the NAIC. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on page 43 below.

                                 ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

                            MARKET TIMING AND ASSET
                              ALLOCATION SERVICES

Certain third parties offer market timing and asset allocation services in connection with the Contracts. In certain situations, we will honor transfer instructions from third party market timing and asset allocation services if they comply with our administrative systems, rules and procedures, which we may modify at any time. PLEASE NOTE that fees and charges assessed for third party market timing and asset allocation services are separate and distinct from the Contract fees and charges set forth herein. We neither recommend nor discourage the use of market timing and asset allocation services.

                           DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels. We do not pay commission on Contract sales to our employees, our affiliate's employees or their spouses or minor children.

Lincoln Benefit Financial Services, Inc. ("LBFS") serves as distributor of the Contracts. LBFS is located at 206 South

13th Street, Lincoln, Nebraska 68508-1993. LBFS is our wholly owned subsidiary. It is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc.

                               LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit and its subsidiaries are engaged in routine law suits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

                                 LEGAL MATTERS


All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Carol S. Watson, Senior Vice President and General Counsel of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt Boros Cicchetti Berenson & Johnson, 1025 Thomas Jefferson St., East Lobby-Suite 400, Washington, D.C. 20007-0805.


                                    EXPERTS


The consolidated financial statements of Lincoln Benefit Life Company and subsidiary as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             REGISTRATION STATEMENT


We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.


                       TABLE OF CONTENTS OF STATEMENT OF
                             ADDITIONAL INFORMATION


The Contract................................................          2
    Annuity Payments........................................          2
    Annuity Unit Value......................................          3
    Illustrative Example of Variable Annuity Payments.......          5
Additional Federal Income
Tax Information.............................................          6
    Diversification--Separate Account Investments...........          6
    Owner Control...........................................          6
    Multiple Contracts......................................          7
    Qualified Plans.........................................          7

Separate Account Performance................................         10

Experts.....................................................         15

Financial Statements........................................         15

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
LINCOLN BENEFIT LIFE COMPANY:

We have audited the accompanying consolidated statements of financial position of Lincoln Benefit Life Company and subsidiary (wholly owned by Allstate Life Insurance Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying supplemental schedule is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements. This schedule is the responsibility of the Company's management. Such schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
March 20, 1998

                          LINCOLN BENEFIT LIFE COMPANY
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                DECEMBER 31,
                                                       -------------------------------
($ in thousands)                                           1997              1996
                                                       -------------     -------------

ASSETS
Investments
  Fixed income securities, at fair value (amortized
    cost $141,553 and $134,866)                        $     147,911     $     137,638
  Investment in home office real estate                        2,574             2,797
  Short-term                                                   1,020             1,861
                                                       -------------     -------------
  Total investments                                          151,505           142,296

Reinsurance recoverable from Allstate Life
 Insurance Company                                         6,732,755         6,544,750
Reinsurance recoverable from third parties                   127,182           115,965
Receivable from Allstate Life Insurance Company
 and affiliates, net                                          14,481            19,923
Cash                                                           4,220             7,412
Other assets                                                  29,402            22,275
Separate Accounts                                            447,658           255,881
                                                       -------------     -------------
  Total assets                                         $   7,507,203     $   7,108,502
                                                       -------------     -------------
                                                       -------------     -------------

LIABILITIES
Reserve for life-contingent contract benefits          $     252,195     $     239,449
Contractholder funds                                       6,607,130         6,422,126
Income taxes payable                                           1,128               923
Deferred income taxes                                          4,149             3,480
Other liabilities and accrued expenses                        43,609            44,482
Separate Accounts                                            447,658           255,881
                                                       -------------     -------------
  Total liabilities                                        7,355,869         6,966,341
                                                       -------------     -------------

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 8)

SHAREHOLDER'S EQUITY
Common stock, $100 par value, 30,000 shares
 authorized, 25,000 issued and outstanding                     2,500             2,500
Additional capital paid-in                                   116,750           116,750
Unrealized net capital gains                                   4,132             1,801
Retained income                                               27,952            21,110
                                                       -------------     -------------
  Total shareholder's equity                                 151,334           142,161
                                                       -------------     -------------
  Total liabilities and shareholder's equity           $   7,507,203     $   7,108,502
                                                       -------------     -------------
                                                       -------------     -------------

See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
($ in thousands)                                         1997       1996       1995
                                                       ---------  ---------  ---------

REVENUES
Net investment income                                  $  10,789  $   9,951  $   8,796
Realized capital gains and losses                             17          6        258
                                                       ---------  ---------  ---------
                                                          10,806      9,957      9,054

COSTS AND EXPENSES
Provision for policy benefits (net of reinsurance
 recoveries of $464,154, $419,936 and $375,662)                -        465        462
Operating costs and expenses                                 219        889        754
                                                       ---------  ---------  ---------
                                                             219      1,354      1,216
                                                       ---------  ---------  ---------

INCOME BEFORE INCOME TAX EXPENSE                          10,587      8,603      7,838
INCOME TAX EXPENSE                                         3,735      3,020      2,745
                                                       ---------  ---------  ---------

NET INCOME                                             $   6,852  $   5,583  $   5,093
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
($ in thousands)                                         1997       1996       1995
                                                       ---------  ---------  ---------

COMMON STOCK                                           $   2,500  $   2,500  $   2,500

ADDITIONAL CAPITAL PAID-IN
Balance, beginning of year                               116,750    116,750     96,750
Capital contribution                                           -          -     20,000
                                                       ---------  ---------  ---------
Balance, end of year                                     116,750    116,750    116,750
                                                       ---------  ---------  ---------

UNREALIZED NET CAPITAL GAINS
Balance, beginning of year                                 1,801      4,998     (2,630)
Net change                                                 2,331     (3,197)     7,628
                                                       ---------  ---------  ---------
Balance, end of year                                       4,132      1,801      4,998
                                                       ---------  ---------  ---------

RETAINED INCOME
Balance, beginning of year                                21,110     18,060     12,967
Dividend-in-kind                                             (10)    (2,533)         -
Net income                                                 6,852      5,583      5,093
                                                       ---------  ---------  ---------
Balance, end of year                                      27,952     21,110     18,060
                                                       ---------  ---------  ---------
  Total shareholder's equity                           $ 151,334  $ 142,161  $ 142,308
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
($ in thousands)                                         1997       1996       1995
                                                       ---------  ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             $   6,852  $   5,583  $   5,093
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities
  Depreciation, amortization and other non-cash items         20         50         96
  Realized capital gains and losses                          (17)        (6)      (258)
  Increase (decrease) in life-contingent contract
    benefits and contractholder funds                        427     (4,918)      (130)
  Change in deferred income taxes                           (586)       (62)      (156)
  Changes in other operating assets and liabilities       (4,261)    11,083     (5,940)
                                                       ---------  ---------  ---------
      Net cash provided by (used in) operating
        activities                                         2,435     11,730     (1,295)
                                                       ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales
  Fixed income securities                                      -          -      5,633
  Equity securities                                            -          -    108,255
Investment collections
  Fixed income securities                                 11,980      8,759     13,769
Investment purchases
  Fixed income securities                                (18,307)   (17,570)   (34,372)
  Equity securities                                            -          -   (108,255)
  Real estate                                               (140)      (405)      (644)
Change in short-term investments, net                        840      4,489     (2,920)
Change in policy loans, net                                    -          -         24
                                                       ---------  ---------  ---------
      Net cash used in investing activities               (5,627)    (4,727)   (18,510)
                                                       ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution                                           -          -     20,000
                                                       ---------  ---------  ---------
      Net cash provided by financing activities                -          -     20,000
                                                       ---------  ---------  ---------
NET (DECREASE) INCREASE IN CASH                           (3,192)     7,003        195
CASH AT BEGINNING OF YEAR                                  7,412        409        214
                                                       ---------  ---------  ---------
CASH AT END OF YEAR                                    $   4,220  $   7,412  $     409
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Noncash financing activity:
  Dividend-in-kind to Allstate Life Insurance Company  $     (10) $  (2,533) $       -
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)
1.  GENERAL

BASIS OF PRESENTATION
The accompanying consolidated financial statements include the accounts of Lincoln Benefit Life Company (the "Company") and its wholly owned subsidiary, Lincoln Benefit Financial Services, Inc. ("LBFS"), a registered broker-dealer. The Company is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). On June 30, 1995, Sears, Roebuck and Co. ("Sears") distributed its 80.3% ownership in the Corporation to Sears common shareholders through a tax-free dividend (the "Distribution"). These consolidated financial statements have been prepared in conformity with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated.

To conform with the 1997 presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

NATURE OF OPERATIONS
The Company markets a broad line of life insurance and annuity products countrywide. Life insurance policies include traditional products such as whole life and term life insurance, as well as variable life universal life and other interest-sensitive life products. Annuities include deferred annuities, such as variable annuities and fixed rate single and flexible premium annuities, and immediate annuities. The Company distributes its products primarily through independent agents and brokers specializing in life insurance and annuities.

Annuity contracts and life insurance policies issued by the Company are subject to discretionary withdrawal or surrender by the customers, subject to applicable surrender charges. These policies and contracts are reinsured primarily with ALIC (see Note 3), which invests premiums and deposits to provide cash flows that will be used to fund future benefits and expenses. In order to support competitive crediting rates and limit interest rate risk, ALIC as the Company's primary reinsurer adheres to a basic philosophy of matching assets with related liabilities, while maintaining adequate liquidity and a prudent and diversified level of credit risk.

The Company monitors economic and regulatory developments which have the potential to impact its business. There continues to be new and proposed federal and state regulation and legislation which would allow banks greater participation in the securities and insurance businesses, which will present an increased level of competition for sales of the Company's life and annuity products. Furthermore, the market for deferred annuities and interest-sensitive life insurance is enhanced by the tax incentives available under current law. Any legislative changes which lessen these incentives are likely to negatively impact the demand for these products.

Enacted and pending state legislation to permit mutual insurance companies to covert to a hybrid structure known as a mutual holding company could have a number of significant effects on the Company by (1) increasing industry competition through consolidation caused by mergers and acquisitions related to the new corporate form of business; (2) increasing competition in capital markets; and (3) reopening stock/mutual company disagreements related to such issues as taxation disparity between mutual and stock insurance companies.

The Company is authorized to sell life and annuity products in all states except New York, as well as in the District of Columbia, Guam and the U.S. Virgin Islands. The top geographic locations for statutory premiums earned by the Company are California, Florida, Illinois, Virginia and Wisconsin for the year ended December 31, 1997. No other jurisdiction accounted for more than 5% of statutory premiums and deposits. Substantially all premiums and contract charges are ceded to ALIC under reinsurance agreements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS
Fixed income securities include bonds and mortgage-backed securities. All fixed income securities are carried at fair value and may be sold prior to their contractual maturity ("available for sale"). The difference between amortized cost and fair value, net

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

of deferred income taxes, is reflected as a component of shareholder's equity. Provisions are recognized for declines in the value of fixed income securities that are other than temporary. Such writedowns are included in realized capital gains and losses.

Short-term investments are carried at cost which approximates fair value. Real estate represents property owned and occupied by the Company, and is carried at depreciated cost.

Investment income consists primarily of interest, which is recognized on an accrual basis. Interest income on mortgaged-backed securities is determined on the effective yield method, based on the estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis.

REINSURANCE
The Company has reinsurance agreements whereby all premiums, contract charges, credited interest, policy benefits and certain expenses are primarily ceded to ALIC and reflected net of such cessions in the statements of operations. The amounts shown in the Company's statements of operations relate to the consolidated investment of those assets of the Company that are not transferred to ALIC under reinsurance agreements. Reinsurance recoverable and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the statements of financial position. The Company continues to have primary liability as the direct insurer for risks reinsured.

RECOGNITION OF PREMIUM REVENUES AND CONTRACT CHARGES
Premiums for traditional life insurance are recognized as revenue when due. Accident and disability premiums are earned on a pro rata basis over the policy period. Revenues on interest-sensitive life insurance policies are comprised of contract charges and fees, and are recognized when assessed against the policyholder account balance. Revenues on most annuities, which are considered investment contracts, include contract charges and fees for contract administration and surrenders. These revenues are recognized when levied against the contract balances. Gross premium in excess of the net premium of limited payment contracts are deferred and recognized over the contract period.

INCOME TAXES
The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from unrealized capital gains or losses on fixed income securities carried at fair value.

SEPARATE ACCOUNTS
The Company issues flexible premium deferred variable annuity contracts and flexible premium variable life policies, the assets and liabilities of which are legally segregated and reflected in the accompanying consolidated statements of financial position as assets and liabilities of the Separate Accounts. (Lincoln Benefit Life Variable Annuity Account and Lincoln Benefit Life Variable Life Account, unit investment trusts registered with the Securities and Exchange Commission.) Assets of the Separate Accounts are carried at fair value. Investment income and realized capital gains and losses of the Separate Accounts accrue directly to the policy and contractholders and, therefore, are not included in the Company's consolidated statements of operations. Revenues to the Company from the Separate Accounts consist of contract maintenance fees, administration fees and mortality and expense risk charges, all of which are ceded to ALIC.

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS
The reserve for life-contingent contract benefits, which relates to traditional life, annuities with life contingencies, and disability insurance and accident insurance, is computed on the basis of assumptions as to future investment yields, mortality, morbidity, terminations and expenses. These assumptions, which for traditional life are applied using the net level premium method, include provisions for adverse deviation and generally vary by such characteristics as type of coverage, year of issue and policy duration. Reserve interest rates ranged from 4.0% to 8.75% during 1997.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

CONTRACTHOLDER FUNDS
Contractholder funds arise from the issuance of individual or group policies and contracts that include an investment component, including most annuities and universal life policies. Payments received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest credited to the benefit of the contractholder less withdrawals, mortality charges and administrative expenses. During 1997, credited interest rates on contractholder funds ranged from 5.0% to 8.75% for those contracts with fixed interest rates and from 4.0% to 14.0% for those contracts with flexible rates.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  RELATED PARTY TRANSACTIONS

REINSURANCE
The Company previously reinsured all of its annuities and approximately one third of its life insurance with ALIC. Effective December 31, 1996, the reinsurance treaty with ALIC was amended to also include a paid up block of life business which was previously retained by the Company. The reinsurance premium related to the transfer was $8,255 on a statutory accounting basis and $5,712 based upon generally accepted accounting principles, creating a dividend-in-kind of $2,543. The premium is equal to the sum of the aggregate policy reserves and policyholder dividend accumulations on this block of business as of December 31, 1996. The policy loans and accrued interest relating to this block of business totaled $554 and were also ceded to ALIC as of December 31, 1996, creating a non-cash financing transaction.

Premiums and contract charges ceded to ALIC were $34,834 and $87,061 in 1997, $48,111 and $73,659 in 1996, and $56,008 and $44,655 in 1995. Credited interest, policy benefits and expenses ceded to ALIC amounted to $533,369, $496,735 and $466,508 in 1997, 1996, and 1995. Investment income earned on the assets which support contractholder funds is not included in the Company's consolidated financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

BUSINESS OPERATIONS
The Company utilizes services and business facilities owned or leased, and operated by AIC in conducting its business activities. The Company reimburses AIC for the operating expenses incurred by AIC on behalf of the Company. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Operating expenses, including compensation and retirement and other benefit programs, allocated to the Company were $34,947, $25,094 and $16,083 in 1997, 1996 and 1995, respectively. All of these costs are ceded to ALIC under reinsurance agreements.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

4.  INVESTMENTS

FAIR VALUES
The amortized cost, gross unrealized gains and losses, and fair value for fixed income securities are as follows:

                                                                       GROSS UNREALIZED
                                                        AMORTIZED   ----------------------    FAIR
AT DECEMBER 31, 1997                                      COST        GAINS     (LOSSES)      VALUE
-----------------------------------------------------  -----------  ---------  -----------  ---------
U.S. government and agencies                            $  14,598   $   1,760   $       -   $  16,358
Corporate                                                  71,602       1,839        (297)     73,144
Foreign government                                          3,040         229           -       3,269
Mortgage-backed securities                                 52,313       2,845         (18)     55,140
                                                       -----------  ---------  -----------  ---------
  Total fixed income securities                         $ 141,553   $   6,673   $    (315)  $ 147,911
                                                       -----------  ---------  -----------  ---------
                                                       -----------  ---------  -----------  ---------


AT DECEMBER 31, 1996
-----------------------------------------------------
U.S. government and agencies                            $  16,960   $     780   $     (25)  $  17,715
Corporate                                                  55,778       1,178      (1,274)     55,682
Foreign government                                          3,048         225           -       3,273
Mortgage-backed securities                                 59,080       2,493        (605)     60,968
                                                       -----------  ---------  -----------  ---------
  Total fixed income securities                         $ 134,866   $   4,676   $  (1,904)  $ 137,638
                                                       -----------  ---------  -----------  ---------
                                                       -----------  ---------  -----------  ---------

SCHEDULED MATURITIES
The scheduled maturities for fixed income securities at December 31, 1997 are as follows:

                                                        AMORTIZED     FAIR
                                                          COST        VALUE
                                                       -----------  ---------
Due in one year or less                                 $     375   $     375
Due after one year through five years                      17,195      17,599
Due after five years through ten years                     58,369      59,867
Due after ten years                                        13,301      14,930
                                                       -----------  ---------
                                                           89,240      92,771
Mortgage-backed securities                                 52,313      55,140
                                                       -----------  ---------
    Total                                               $ 141,553   $ 147,911
                                                       -----------  ---------
                                                       -----------  ---------

Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

NET INVESTMENT INCOME

YEAR ENDED DECEMBER 31,                                  1997       1996       1995
-----------------------------------------------------  ---------  ---------  ---------

Fixed income securities                                $  10,723  $   9,825  $   8,710
Short-term investments                                       160        215        177
Other investments                                             66         31         31
                                                       ---------  ---------  ---------
  Investment income, before expense                       10,949     10,071      8,918
  Investment expense                                         160        120        122
                                                       ---------  ---------  ---------
  Net investment income                                $  10,789  $   9,951  $   8,796
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

REALIZED CAPITAL GAINS

YEAR ENDED DECEMBER 31,                                  1997       1996       1995
-----------------------------------------------------  ---------  ---------  ---------

Fixed income securities                                $      17  $       6  $     258
  Income tax expense                                           6          2         90
                                                       ---------  ---------  ---------
Realized capital gains and losses, after tax           $      11  $       4  $     168
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

Gains of $251 were realized on sales of fixed income securities during 1995, excluding calls and prepayments.

UNREALIZED NET CAPITAL GAINS
Unrealized net capital gains on fixed income securities included in shareholder's equity at December 31, 1997 are as follows:

                                                          COST/                UNREALIZED
                                                        AMORTIZED     FAIR         NET
                                                          COST        VALUE       GAINS
                                                       -----------  ---------  -----------

Fixed income securities                                 $ 141,553   $ 147,911   $   6,357
                                                       -----------  ---------
                                                       -----------  ---------
Deferred income taxes                                                               2,225
                                                                               -----------
Unrealized net capital gains                                                    $   4,132
                                                                               -----------
                                                                               -----------

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

YEAR ENDED DECEMBER 31,                                  1997       1996       1995
-----------------------------------------------------  ---------  ---------  ---------

Fixed income securities                                $   3,585  $  (4,918) $  11,735
Deferred income taxes                                      1,254      1,721     (4,107)
                                                       ---------  ---------  ---------
Change in unrealized net capital gains and losses      $   2,331  $  (3,197) $   7,628
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

SECURITIES ON DEPOSIT
At December 31, 1997, fixed income securities with a carrying value of $8,581 were on deposit with regulatory authorities as required by law.

5.  FINANCIAL INSTRUMENTS

In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value. The disclosures that follow do not reflect the fair value of the Company as a whole since a number of the Company's significant assets (including reinsurance recoverable) and liabilities (including deferred income taxes and reserve for life-contingent contract benefits) are not considered financial instruments and are not carried at fair value. Other assets and liabilities considered financial instruments, such as accrued investment income and cash, are generally of a short-term nature. It is assumed that their carrying value approximates fair value.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

FINANCIAL ASSETS
The carrying value and fair value of financial assets at December 31, are as follows:

                                                                1997                    1996
                                                       ----------------------  ----------------------
                                                        CARRYING      FAIR      CARRYING      FAIR
                                                          VALUE       VALUE       VALUE       VALUE
                                                       -----------  ---------  -----------  ---------
Fixed income securities                                 $ 147,911   $ 147,911   $ 137,638   $ 137,638
Short-term investments                                      1,020       1,020       1,861       1,861
Separate Accounts                                         447,658     447,658     255,881     255,881

Fair values for fixed income securities are based on quoted market prices. Non-quoted securities are valued based on discounted cash flows using current interest rates for similar securities. Short-term investments are highly liquid investments with maturities of less than one year whose carrying value approximates fair value. Separate Accounts assets are carried in the consolidated statements of financial position at fair value.

FINANCIAL LIABILITIES
The carrying value and fair value of financial liabilities at December 31, are as follows:

                                                         1997                        1996
                                               -------------------------   -------------------------
                                                CARRYING        FAIR        CARRYING        FAIR
                                                  VALUE         VALUE         VALUE         VALUE
                                               -----------   -----------   -----------   -----------
Contractholder funds on investment contracts   $ 5,188,474   $ 4,941,732   $ 5,180,396   $ 4,921,842
Separate Accounts                                  447,658       447,658       255,881       255,881

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the account balance less surrender charges. The fair value of immediate annuities and annuities without life contingencies with fixed terms is estimated using discounted cash flow calculations based on interest rates currently offered for contracts with similar terms and durations. Separate Accounts liabilities are carried at the fair value of the underlying assets.

6.  INCOME TAXES

The Company joins the Corporation and its other eligible domestic subsidiaries in the filing of a consolidated federal income tax return (the "Allstate Group") and is party to a federal income tax allocation agreement (the "Tax Sharing Agreement"). Under the Tax Sharing Agreement, the Company paid to or received from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company's annual income tax provision being computed, with adjustments, as if the Company filed a separate return.

Prior to the Distribution, the Corporation and all of its eligible domestic subsidiaries, including the Company, joined with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and were parties to a federal income tax allocation agreement (the "Sears Tax Sharing Agreement"). Under the Sears Tax Sharing Agreement, the Company, through the Corporation, paid to or received from the Sears Group the amount, if any, by which the Sears Tax Group's federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this resulted in the Company's annual income tax provision being computed as if the Allstate Group filed a separate consolidated return, except that items such as net operating losses, capital losses or similar items, which might not be recognized in a separate return, were allocated according to the Sears Tax Sharing Agreement.

The Allstate Group and Sears Group have entered into an agreement which governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Distribution ("Consolidated Tax Years"). The agreement

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

provides that all Consolidated Tax Years will continue to be governed by the Tax Sharing Agreement with respect to the Allstate Group's federal income tax liability.

The components of the deferred income tax assets and liabilities at December 31, are as follow:

                                                         1997       1996
                                                       ---------  ---------

DEFERRED ASSETS
Separate accounts                                      $     393  $       -

DEFERRED LIABILITIES
Difference in tax bases of investments                    (2,265)    (2,510)
Unrealized net capital gains                              (2,225)      (970)
Other                                                        (52)         -
                                                       ---------  ---------
Total deferred tax liabilities                            (4,542)    (3,480)
                                                       ---------  ---------
Net deferred tax liability                             $  (4,149) $  (3,480)
                                                       ---------  ---------
                                                       ---------  ---------

The components of the income tax expense for the year ended at December 31, are as follow:

                                                         1997       1996       1995
                                                       ---------  ---------  ---------

Current                                                $   4,321  $   3,082  $   2,901
Deferred                                                    (586)       (62)      (156)
                                                       ---------  ---------  ---------
Total income tax expense                               $   3,735  $   3,020  $   2,745
                                                       ---------  ---------  ---------
                                                       ---------  ---------  ---------

The Company paid income taxes of $4,116, $2,864 and $3,125 in 1997, 1996 and 1995, respectively, to ALIC.

Prior to January 1, 1984, the Company was entitled to exclude certain amounts from taxable income and accumulate such amounts in a "policyholder surplus" account. The balance in this account at December 31, 1997, approximately $340 will result in federal income taxes payable of $119 if distributed by the Company to ALIC. No provision for taxes has been made as the Company has no plan to distribute amounts from this account. No further additions to the account have been permitted since the Tax Reform Act of 1984.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

7.  STATUTORY FINANCIAL INFORMATION

The following tables reconcile net income for the year ended December 31, and shareholder's equity at December 31, as reported herein in conformity with generally accepted accounting principles with statutory net income and capital and surplus, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

                                                                                  NET INCOME
                                                                        -------------------------------
                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------

Balance per generally accepted accounting principles                    $   6,852  $   5,583  $   5,093
  Deferred income taxes                                                      (586)       (62)      (156)
  Statutory investment reserves                                                36         38        446
  Other                                                                       363          2        638
                                                                        ---------  ---------  ---------
Balance per statutory accounting practices                              $   6,665  $   5,561  $   6,021
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

                                                                        SHAREHOLDER'S EQUITY
                                                                        --------------------
                                                                          1997       1996
                                                                        ---------  ---------
Balance per generally accepted accounting principles                    $ 151,334  $ 142,161
  Deferred income taxes                                                     4,149      3,480
  Unrealized gain/loss on fixed income securities                          (4,132)    (1,801)
  Non-admitted assets and statutory investment reserves                   (15,994)   (14,838)
  Other                                                                     3,304      4,034
                                                                        ---------  ---------
Balance per statutory accounting practices                              $ 138,661  $ 133,036
                                                                        ---------  ---------
                                                                        ---------  ---------

PERMITTED STATUTORY ACCOUNTING PRACTICES
The Company prepares its statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the Nebraska Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company does not follow any permitted statutory accounting practices that have a material effect on statutory surplus or risk-based capital.

The NAIC has approved revised statutory accounting principles, as a result of the codification project to be effective January 1, 1999. Dates for adoption and implementation, however, will be determined on an individual state basis. The requirements are not expected to have a material impact on the statutory surplus of the Company.

DIVIDENDS
The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1998 without prior approval of the Nebraska Department of Insurance is $6,665.

                          LINCOLN BENEFIT LIFE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

8.  LEASE COMMITMENTS

The Company leases certain office facilities. Total rent expense for all leases was $1,274, $1,039 and $741 in 1997, 1996, and 1995, respectively. Minimum rental commitments under non-cancelable operating leases with a remaining term of more than one year as of December 31, are as follows:

      1998  $   1,370
      1999      1,170
      2000      1,095
      2001      1,080
      2002        542
Thereafter          -
            ---------
            $   5,257
            ---------
            ---------

Included in the table above is $982 for commitments beyond 1998 which relate to a certain lease for office space. The Company has the option to cancel the agreement for office space subject to a cancellation charge of an amount equal to one year's rent.

                          LINCOLN BENEFIT LIFE COMPANY
                      SUPPLEMENTAL SCHEDULE - REINSURANCE
                                ($ IN THOUSANDS)

                                                       GROSS
YEAR ENDED DECEMBER 31, 1997                          AMOUNT        CEDED     NET AMOUNT
--------------------------------------------------  -----------  -----------  ----------

Life insurance in force                             $72,754,000  $72,754,000  $      -
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------
Premiums and contract charges:
  Life and annuities                                $   299,838  $   299,838  $      -
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------


                                                       GROSS
YEAR ENDED DECEMBER 31, 1996                          AMOUNT        CEDED     NET AMOUNT
--------------------------------------------------  -----------  -----------  ----------

Life insurance in force                             $51,514,000  $51,514,000  $      -
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------
Premiums and contract charges:
  Life and annuities                                $   200,853  $   200,853  $      -
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------

                                                       GROSS
YEAR ENDED DECEMBER 31, 1995                          AMOUNT        CEDED     NET AMOUNT
--------------------------------------------------  -----------  -----------  ----------

Life insurance in force                             $28,215,000  $28,200,000  $ 15,000
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------
Premiums and contract charges:
  Life and annuities                                $   128,975  $   128,975  $      -
                                                    -----------  -----------  ----------
                                                    -----------  -----------  ----------

      FINANCIAL STATEMENTS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
                                  (UNAUDITED)



                          LINCOLN BENEFIT LIFE COMPANY
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION



                                                          MARCH 31,       DECEMBER 31,
($ in thousands)                                            1998              1997
                                                        -------------     -------------
                                                         (UNAUDITED)

ASSETS
Investments
  Fixed income securities, at fair value (amortized
    cost $142,906 and $141,553)                         $    149,287      $    147,911
  Investment in home office real estate                        2,488             2,574
  Short-term                                                   4,493             1,020
                                                        -------------     -------------
  Total investments                                          156,268           151,505

Reinsurance recoverable from Allstate Life Insurance
 Company                                                   6,746,392         6,732,755
Reinsurance recoverable from third parties                   147,204           127,182
Receivable from Allstate Life Insurance Company
 and affiliates, net                                          15,228            14,481
Cash                                                           1,492             4,220
Other assets                                                  35,685            29,402
Separate Accounts                                            543,452           447,658
                                                        -------------     -------------
  Total assets                                          $  7,645,721      $  7,507,203
                                                        -------------     -------------
                                                        -------------     -------------

LIABILITIES
Reserve for life-contingent contract benefits           $    276,030      $    252,195
Contractholder funds                                       6,617,167         6,607,130
Income taxes payable                                           2,188             1,128
Deferred income taxes                                          4,010             4,149
Other liabilities and accrued expenses                        49,858            43,609
Separate Accounts                                            543,452           447,658
                                                        -------------     -------------
  Total liabilities                                        7,492,705         7,355,869
                                                        -------------     -------------
Commitments and Contingent Liabilities (Note 4)

SHAREHOLDER'S EQUITY
Common stock, $100 par value, 30,000 shares
 authorized, 25,000 issued and outstanding                     2,500             2,500
Additional capital paid-in                                   116,750           116,750
Retained income                                               29,619            27,952
Accumulated other comprehensive income:
 Unrealized net capital gains                                  4,147             4,132
                                                        -------------     -------------
  Total accumulated other comprehensive income                 4,147             4,132
                                                        -------------     -------------
  Total shareholder's equity                                 153,016           151,334
                                                        -------------     -------------
  Total liabilities and shareholder's equity            $  7,645,721      $  7,507,203
                                                        -------------     -------------
                                                        -------------     -------------



See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                        THREE MONTHS ENDED
                                                                            MARCH 31,
                                                       ----------------------------------------------------
($ in thousands)                                                 1998                       1997
                                                       -------------------------  -------------------------
                                                                           (UNAUDITED)

REVENUES
Net investment income                                          $   2,566                  $   2,462
Miscellaneous income                                                  13                          -
Realized capital gains and losses                                      -                          1
                                                                  ------                     ------
                                                                   2,579                      2,463
                                                                  ------                     ------

COSTS AND EXPENSES
Operating costs and expenses                                           -                         84
                                                                  ------                     ------
                                                                       -                         84

INCOME BEFORE INCOME TAX EXPENSE                                   2,579                      2,379
INCOME TAX EXPENSE                                                   912                        831
                                                                  ------                     ------

NET INCOME                                                     $   1,667                  $   1,548
                                                                  ------                     ------
                                                                  ------                     ------



See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                      THREE MONTHS ENDED
                                                                          MARCH 31,
                                                       ------------------------------------------------
($ in thousands)                                                1998                     1997
                                                       -----------------------  -----------------------
                                                                         (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $   1,667                $   1,548
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities
  Amortization and other non-cash items                              11                       17
  Realized capital gains and losses                                   -                       (1)
  Increase (decrease) in life-contingent contract
    benefits and contractholder funds                               213                     (160)
  Change in deferred income taxes                                  (147)                    (109)
  Changes in other operating assets and liabilities                 279                   (7,804)
                                                                -------                  -------
      Net cash provided by (used in) operating
        activities                                                2,023                   (6,509)
                                                                -------                  -------

CASH FLOWS FROM INVESTING ACTIVITIES
Investment collections
  Fixed income securities                                         1,792                    1,648
Investment purchases
  Fixed income securities                                        (3,070)                  (2,524)
  Real estate                                                         -                       (3)
Change in short-term investments, net                            (3,473)                      10
                                                                -------                  -------
      Net cash used in investing activities                      (4,751)                    (869)
                                                                -------                  -------

NET (DECREASE) IN CASH                                           (2,728)                  (7,378)
CASH AT BEGINNING OF YEAR                                         4,220                    7,852
                                                                -------                  -------
CASH AT END OF YEAR                                           $   1,492                $     474
                                                                -------                  -------
                                                                -------                  -------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Noncash financing activity:
  Dividend-in-kind to Allstate Life Insurance Company         $       -                $     (10)
                                                                -------                  -------
                                                                -------                  -------



See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



The accompanying consolidated financial statements include the accounts of Lincoln Benefit Life Company (the "Company") and its wholly owned subsidiary, Lincoln Benefit Financial Services, Inc. ("LBFS"), a registered broker-dealer. The Company is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company, a wholly owned subsidiary of The Allstate Corporation.



The consolidated financials statements and notes as of March 31, 1998 and for the three-month periods ended March 31, 1998 and 1997 are unaudited. The interim consolidated financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for the fair presentation of the financial position, results of operations and cash flows for the interim periods. These consolidated financial statements and notes should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1997. The results of operations for the interim period should not be considered indicative of results to be expected for the full year.



In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP provides guidance on accounting for the costs of computer software developed or obtained for internal use. Specifically, certain external, payroll and payroll related costs should be capitalized during the application development state of a project and depreciated over the computer software's useful life. The Company has adopted the SOP effective January 1, 1998.



2.  REINSURANCE



Premiums, contract charges, credited interest, policy benefits and certain expenses are primarily ceded to ALIC. The consolidated statements of operations is presented net of reinsurance transactions. Therefore, the amounts shown in the Company's consolidated statements of operations relate to the investment of those assets of the Company that are not transferred to ALIC under the reinsurance agreement. Reinsurance recoverable and contractholder funds are reported separately in the consolidated statements of financial position. The Company continues to have primary liability as the direct insurer for risks reinsured.



Investment income earned on the assets which support contractholder funds is not included in the Company's consolidated financial statements as those assets are owned and managed by ALIC under the terms of reinsurance agreements. The following amounts were ceded to ALIC under the reinsurance agreements.



                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                       ----------------------------
                                                           1998           1997
                                                       -------------  -------------
Contract charges                                         $  24,569      $  21,587
Credited interest, policy benefits and expenses            123,098        132,348



3.  COMPREHENSIVE INCOME



Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Comprehensive Income is a measurement of all changes in shareholder's equity that result from transactions and other economic events other than transactions with shareholders. For the Company, these changes consist of changes in unrealized gains and losses of the investment portfolio. These amounts, presented as other comprehensive income, net of related taxes, are added to net income which results in comprehensive income. The cumulative amount of these changes is reported in the consolidated statements of financial position as accumulated other comprehensive income.

                          LINCOLN BENEFIT LIFE COMPANY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



The following summarizes the components of other comprehensive income on a pretax and after-tax basis for the three-month periods ended March 31,



                                                            1998                            1997
                                               ------------------------------   -----------------------------
                                                           INCOME                          INCOME
                                                            TAX       AFTER-                TAX       AFTER-
($ in thousands)                                PRETAX     EFFECT      TAX       PRETAX    EFFECT      TAX
                                               --------   --------   --------   --------  --------   --------
Unrealized capital gains and losses:
Unrealized holding gains (losses) arising
 during the period                                  23         (8)         15     (3,450)   1,208      (2,242)
Less: reclassification adjustment for
 realized net capital gains included in net
 income                                              -          -           -          1        -           1
                                               --------   --------   --------   --------  --------   --------
Other comprehensive income                     $    23    $    (8)   $     15   $ (3,451) $ 1,208    $ (2,243)
                                               --------   --------   --------   --------  --------   --------
                                               --------   --------              --------  --------
Net income                                                              1,667                           1,548
                                                                     --------                        --------
Comprehensive income                                                 $  1,682                        $   (695)
                                                                     --------                        --------
                                                                     --------                        --------



4.  REGULATION AND LEGAL PROCEEDINGS



The Company's insurance businesses are subject to the effects of a changing social, economic and regulatory environment. Public and regulatory initiatives have varied and have included efforts to adversely influence and restrict premium rates, restrict the Company's ability to cancel policies, impose underwriting standards and expand overall regulation. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.



Various other legal and regulatory actions are currently pending that involve the Company and specific aspects of its conduct of business. In the opinion of managment, the ultimate liability, if any, in one or more of these actions in excess of amounts currently reserved is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.

                                   APPENDIX A
                        PORTFOLIOS AND PERFORMANCE DATA
                                PERFORMANCE DATA

From time to time the Separate Account may advertise the Fidelity Money Market Subaccount's "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Fidelity Money Market Subaccount refers to the net income earned by the Subaccount over the seven-day period stated in the advertisement. This income is then "annualized." That is, the amount of income earned during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital gains or losses that might have occurred during the seven day period, nor do they reflect the impact of any premium tax charge or Withdrawal Charges. The impact of other, recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a Contract of average size.

In addition, the Separate Account may advertise an annualized 30-day (or one month) yield figure for Subaccounts other than the Fidelity Money Market Subaccount. These yield figures are based upon the actual performance of the Subaccount over a 30-day (or one month) period ending on a date specified in the advertisement. Like the money market yield data described above, the 30-day (or one month) yield data will reflect the effect of all recurring Contract charges, but will not reflect any Withdrawal Charges or premium tax charge. The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

The Separate Account may also advertise standardized and non-standardized "total return" data for its Subaccounts. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The standardized "total return" compares the value of a hypothetical investment made at the beginning of the period to the value of the same hypothetical investment at the end of the period. Standardized total return figures reflect the deduction of any Withdrawal Charge that would be imposed upon a complete redemption of the Contract at the end of the period. Recurring Contract charges are reflected in the standardized total return figures in the same manner as they are reflected in the yield data for Contracts funded through the Money Market Subaccount.

In addition to the standardized "total return," the Separate Account may advertise non-standardized "total return." Non-standardized total return is calculated in a similar manner and for the same time periods as the standardized total return except that the Withdrawal Charge is not deducted. Further, we assumed an initial hypothetical investment of $30,000, because $30,000 is closer to the average Purchase Payment of a Contract which we expect to write. Standardized total return, on the other hand, assumes an initial hypothetical investment of $1,000.

The Separate Account may also disclose yield and non-standardized total return for time periods before the date the Separate Account commenced operations. In this case, performance data for the Subaccounts is calculated based on the performance of the Portfolios and assumes that the Subaccounts existed during the same time period as the Portfolios, with recurring Contract charges equal to those currently assessed against the Subaccounts.

Our advertisements may also compare the performance of our Subaccounts with: (a) certain unmanaged market indices, including but the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or
(b) other management investment companies with investment objectives similar to the underlying funds being compared. Our advertisements also may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.


The Contract charges are described in more detail on pages 29-32. We have described the computation of advertised performance data for the Separate Account in more detail beginning on page S-7 of the Statement of Additional Information.

                                   APPENDIX B
                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:          $40,000.00

Guarantee Period:          5 Years

Guaranteed Interest Rate:  5% Annual Effective Rate

5-year Treasury Rate at
Time of Purchase Payment:  6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

    (a) the greater of:

       - earnings non previously withdrawn; or

       - 15% of your total Purchase Payments in the most recent seven years;
         plus

    (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (B) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

 .9 X (I-J) X N,

where:         I          =      the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

               J          =      the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

               N          =      the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

    .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

        $648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

    $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

            $38,832.00 = $42,000.00 - $648.00 - $2,520.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

    .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

        $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

            $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

                $40,128.00 = $42,000.00 + $648.00 - $2,520.00

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

let:       AW         =          the total amount to be withdrawn from your contract value
           MVA        =          Market Value Adjustment
           WC         =          Withdrawal Charge
           AW'        =          amount subject to Market Value Adjustment and Withdrawal Charge

Then       AW - $20,000.00 = MVA + WC

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW - $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = MVA + WC.

           MVA        =          .018 X AW'
           WC         =          .07 X AW'

(since the Market Value Adjustment is a reduction from amount withdrawn, it operates in the same direction as the Withdrawal Charge)

           MVA + WC = .088AW'
           AW' - $14,000.00 = .088AW'
           AW' = $14,000.00 / (1 - .088) = $15,350.88
           MVA = .018 X $15,350.88 = $276.32
           WC = .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

    By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

           AW'        =          amount that MVA & WC are applied to
                      =          amount withdrawn in excess of Free Amount = $20,.000.00 - $6,000.00 = $14,000.00
           MVA        =          .018 X $14,000.00 = $252.00
           WC         =          .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses of issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

                                                                                    AMOUNT*
                                                                                  ------------
SEC Registration Fees...........................................................  $   7,375.00
Printing and Engraving..........................................................  $  50,000.00
Accounting Fees and Expenses....................................................  $   1,250.00
Legal Fees and Expenses.........................................................  $  15,000.00
                                                                                  ------------
    Total Expenses..............................................................  $  73,625.00
                                                                                  ------------
                                                                                  ------------

------------------------

* Expenses are estimated and are for the period ending May 1, 1999 for continuous offering of contracts pursuant to Rule 415, but are not deducted from proceeds.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

    The By-Laws of Lincoln Benefit Financial Services, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

    Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided, that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) Exhibits

 EXH. NO.   DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------
    1       Form of Principal Underwriting Agreement*

   3(a)     Articles of Incorporation**

   3(b)     Bylaws**

   4(a)     Form of Variable Annuity Contract *

   4(b)     Form of Application*

    5       Opinion and Consent of Counsel regarding legality

    21      Subsidiaries of Registrant

  23(a)     Consent of Deloitte & Touche LLP, Independent Auditors

  23(b)     Consent of Counsel (See also Exhibit 5)

    27      Financial Data Schedule

------------------------

* Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 21, 1998

** Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

    (B) FINANCIAL STATEMENTS

    Lincoln Benefit Life Company and Subsidiary Consolidated Financial Statements for the quarter ended March 31, 1998 (unaudited)

    Report of Independent Auditors

    Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Financial Position as of December 31, 1997 and 1996

    Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995

    Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Shareholder's Equity for the years ended December 31, 1997, 1996, and 1995

    Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996, and 1995

    Notes to Consolidated Financial Statements

    Supplemental Schedule--Reinsurance

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amend-ment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 23rd day of July, 1998.

                                LINCOLN BENEFIT LIFE COMPANY (Registrant)

                                By:             /s/ B. EUGENE WRAITH
                                     -----------------------------------------
                                                  B. Eugene Wraith
                                       PRESIDENT AND CHIEF OPERATING OFFICER

    As required by the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 23rd day of July, 1998.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ B. EUGENE WRAITH
------------------------------  President, Chief Operating
       B. Eugene Wraith           Officer and Director         July 23, 1998
(PRINCIPAL EXECUTIVE OFFICER)

      /s/ ROBERT E. RICH
------------------------------  Executive Vice President       July 23, 1998
        Robert E. Rich            and Director

   /s/ RANDY J. VON FUMETTI
------------------------------  Senior Vice President
     Randy J. Von Fumetti         Treasurer and Director       July 23, 1998
(PRINCIPAL FINANCIAL OFFICER)

    /s/ JANET P. ANDERBERY
------------------------------  Vice President and
      Janet P. Anderbery          Controller                   July 23, 1998
(PRINCIPAL ACCOUNTING OFFICER)

------------------------------  Vice Chairman of the Board
       Peter H. Heckman           of Directors                 July   , 1998

                                Chairman of the Board of
------------------------------    Directors and Chief          July   , 1998
      Louis G. Lower, II          Executive Officer

     /s/ THOMAS R. ASHLEY
------------------------------  Director                       July 23, 1998
       Thomas R. Ashley

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ DAVID A. BEHRENS
------------------------------  Director                       July 23, 1998
       David A. Behrens

   /s/ JOHN H. COLEMAN III
------------------------------  Director                       July 23, 1998
     John H. Coleman III

      /s/ JOHN J. MORRIS
------------------------------  Director                       July 23, 1998
        John J. Morris

     /s/ DOUGLAS F. GAER
------------------------------  Director                       July 23, 1998
       Douglas F. Gaer

------------------------------
         Kevin Slawin           Director                       July   , 1998

------------------------------
      Michael J. Velotta        Director                       July   , 1998

     /s/ CAROL S. WATSON
------------------------------  Director                       July 23, 1998
       Carol S. Watson

       /s/ DEAN M. WAY
------------------------------  Director                       July 23, 1998
         Dean M. Way

------------------------------
      Patricia W. Wilson        Director                       July   , 1998

                                    EXHIBITS

EXHIBIT NO.  DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------
     5       Opinion and Consent of Counsel

    21       List of Subsidiaries

   23(a)     Consent of Independent Auditors

   23(b)     Consent of Counsel

    27       Financial Data Schedule